UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 240.14a-12

Avidbank Holdings, Inc.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AVIDBANK HOLDINGS, INC.

1732 N. First Street, 6th Floor

San Jose, CA 95112

Notice of 2026 Annual Meeting of Shareholders

To Be Held on May 19, 2026

10:00 a.m. Pacific Daylight Time

To the Shareholders of Avidbank Holdings, Inc.:

You are cordially invited to attend the 2026 annual meeting of shareholders (the “Annual Meeting”) of Avidbank Holdings, Inc. to be held on May 19, 2026, at 10:00 a.m. Pacific Daylight Time, at the Company’s corporate headquarters, at the address given above. All shareholders as of the record date, or their duly appointed proxies, are invited to attend the Annual Meeting. You may vote at the Annual Meeting in person or, prior to the Annual Meeting, by mail, by telephone, or online by accessing www.voteproxy.com and following instructions provided to you with these proxy materials and at such website.

We will hold our Annual Meeting in person. However, to ensure sufficient accommodations, we are asking shareholders who plan to attend the meeting in person to please contact our Corporate Secretary at (408) 200-7390 or at IR@avidbank.com no later than Thursday, May 14, 2026 at 10 a.m. Pacific Daylight Time so that we can properly prepare. There will be no food or refreshments provided at this meeting.

In addition, we are planning to provide interested shareholders, members of our board of directors and our team members, as a courtesy, the opportunity to listen to our Annual Meeting by remotely dialing into an audio conference call. To join the conference call by telephone, dial +1 323-484-8144 (ID: 810 454 078#). The live audio call will be held concurrently with our Annual Meeting (May 19, 2026, at 10:00 a.m. Pacific Daylight Time). Listening to the Annual Meeting by audio conference call will not constitute attendance for legal or quorum purposes. Shareholders participating via the audio conference call will not be able to vote or change any previously submitted votes, and no questions may be submitted through the audio conference call.

At the Annual Meeting, you will be asked to consider and act upon the following matters:

1.	Election of Directors. To elect ten (10) directors to serve until the 2027 Annual Meeting of the Shareholders of the Company and until their successors are duly elected and qualified or until their earlier resignation or removal. The following ten (10) directors are our nominees;

Kristofer W. Biorn	Linda R. Morris
James F. Deutsch	Bryan C. Polster
Diane J. Flynn	Michael F. Rosinus
Keith F. Jensen	Robert H. Scott
Mark D. Mordell	Marc J. Verissimo

2.	Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and

3.	Other Business. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The Board of Directors has fixed the close of business on March 27, 2026, as the record date for determining Shareholders entitled to notice of and to vote at the Annual Meeting, and only holders of shares of record at that time will be entitled to vote and participate at the Annual Meeting and any postponement or adjournment thereof.

For the Annual Meeting, we are pleased to take advantage of the “Notice and Access” rule adopted by the U.S. Securities and Exchange Commission to furnish proxy materials (including, but not limited to, the Notice of Meeting, Proxy Statement, Proxy Card, the Annual Report on Form 10-K, additional solicitation materials (if any), and other proxy materials and amendments thereof) to shareholders over the Internet. We believe this process will provide you with an efficient and quick way to access your proxy materials and vote your shares, while allowing us to reduce the environmental impact of our Annual Meeting and the costs of printing and distributing the proxy materials. On or about April 7, 2026, we intend to commence mailing to our shareholders only a Notice of Internet Availability of Proxy Materials that tells you how to access the proxy materials on the Internet and vote your shares. If you received the notice in the mail, you will not receive a printed copy of the proxy materials in the mail unless you request the materials by following the instructions included in the notice.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 19, 2026: The Notice of Meeting, Proxy Statement, Proxy Card, the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and Notice and Access information are available at www.astproxyportal.com/ast/19956.

Your vote is important. To assure your representation at the Annual Meeting, please vote by following the instructions on the Notice of Internet Availability of Proxy Materials. If you are unable to be present personally, please vote by telephone, Internet, or by mail. Please refer to the Notice of Internet Availability of Proxy Materials or Proxy Card for information on how to vote by telephone or Internet. If you choose to vote by mail, please mark, sign and date the enclosed Proxy Card, which is being solicited by the Board of Directors, and return it promptly in the envelope provided. Voting by written proxy, over the Internet, or by telephone will not affect your right to vote in person in the event you find it convenient to attend. Please review the Notice of Internet Availability of Proxy Materials and follow the directions carefully in exercising your vote.

By Order of the Board of Directors

/s/ Victor DeMarco
Victor DeMarco
Date: April 7, 2026	Executive Vice President, Chief Legal Officer, Head of Advisory Services and Corporate Secretary

TABLE OF CONTENTS

PROXY STATEMENT	4

GENERAL INFORMATION AND FREQUENTLY ASKED QUESTIONS	5

PROPOSAL ONE: Election of Directors	9

PROPOSAL TWO: Ratification of Appointment of Independent Registered Public Accounting Firm	13

INFORMATION CONCERNING OUR BOARD OF DIRECTORS AND EXECUTIVE OFFICERS	16

EXECUTIVE COMPENSATION	22

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	31

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	32

SHAREHOLDER PROPOSALS	35

OTHER MATTERS	35

INCORPORATION BY REFERENCE	36

ADDITIONAL INFORMATION	36

AVIDBANK HOLDINGS, INC.

1732 N. First Street, 6th Floor
San Jose, CA 95112

PROXY STATEMENT

For the 2026 Annual Meeting of Shareholders

To Be Held on May 19, 2026 at 10:00 a.m. Pacific Daylight Time

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Avidbank Holdings, Inc. a California corporation (the “Company,” "Avidbank Holdings," “we,” “our” or “us”), of proxies to be voted at our Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment or postponement of the Annual Meeting. The Annual Meeting will take place on May 19, 2026, beginning at 10:00 a.m. Pacific Daylight Time at our corporate headquarters at the address given above. All shareholders as of the record date, or their duly appointed proxies, are invited to attend the Annual Meeting. You may vote prior to the Annual Meeting by mail, by telephone or online by accessing www.voteproxy.com and following the instructions provided to you with these proxy materials or at such website. You may also vote by attending the Annual Meeting and voting in person.

In addition, we are planning to provide interested shareholders, members of our board of directors and our team members, as a courtesy, the opportunity to listen to our Annual Meeting by remotely dialing into an audio conference call. To join the conference call by telephone, dial +1 323-484-8144 (ID: 810 454 078#). The live audio call will be held concurrently with our Annual Meeting (May 19, 2026, at 10:00 a.m. Pacific Daylight Time). Listening to the Annual Meeting by audio conference call will not constitute attendance for legal or quorum purposes. Shareholders participating via the audio conference call will not be able to vote or change any previously submitted votes, and no questions may be submitted through the audio conference call.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) to our shareholders of record as of the close of business on March 27, 2026 (the “Record Date”).

The E-Proxy Notice provides that (i) the shareholder may access the notice of annual meeting of shareholders, this proxy statement, the Company’s annual report for the year ended December 31, 2025, additional solicitation materials (if any), and other proxy materials and amendments to these materials (collectively, the “Proxy Materials”) online at www.astproxyportal.com/ast/19956 and (ii) shareholders may also request to receive a paper copy of the Proxy Materials by calling our transfer agent at (888) PROXY-NA (888-776-9962) in the United States or (201) 299-6210 worldwide.

We anticipate that the E-Proxy Notice will be sent, and a full set of Proxy Materials relating to our Meeting will be made available, to our shareholders commencing on or about April 7, 2026. Upon receipt of the E-Proxy Notice, shareholders may choose to request a printed copy of Proxy Materials at no charge. If you received an E-Proxy Notice, you will not receive any other Proxy Materials by mail unless you request a paper or electronic copy of the Proxy Materials. To request that a full set of the Proxy Materials be sent to your specified postal or email address, please call the Company, Attention: Corporate Secretary, at (408) 200-7390 or send an email to IR@avidbank.com prior May 5, 2026, and include your control number; or call our transfer agent at (888) PROXY-NA (888-776-9962) in the United States or (201) 299-6210 worldwide.

The E-Proxy Notice also identifies the date, the time and details regarding the Annual Meeting; the matters to be acted upon at the Annual Meeting and the board of directors’ recommendation with regard to each matter.

GENERAL INFORMATION AND FREQUENTLY ASKED QUESTIONS

1.	Who is entitled to vote at the Annual Meeting?

Holders of common stock, no par value per share (the “Common Stock”) of the Company as of the close of business on March 27, 2026 (the “Record Date”) are entitled to receive the E-Proxy Notice, to access the Proxy Materials online or request paper copies of the Proxy Materials, and to vote their shares at the Annual Meeting.

2.	How many shares of Common Stock are “outstanding”?

As of the Record Date of March 27, 2026, there were 10,955,167 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting. Only holders of Common Stock as of the Record Date are entitled to notice of and to vote at the Annual Meeting.

3.	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered in your name with our transfer agent, Equiniti Trust Company, you are the “shareholder of record” of those shares. The E-Proxy Notice, or paper copies of the Proxy Materials if you have requested them, would be provided directly to you by Avidbank Holdings, Inc.

If your shares are held through a broker, bank or other holder of record, you hold your shares in “street name” and are considered the “beneficial owner” of those shares. The E-Proxy Notice would be provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting. Absent instructions from you, under applicable regulatory requirements, your broker may vote your shares on the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2026 but may not vote your shares on the election of directors, or any other proposal that may properly come before the Annual Meeting.

4.	Are proxy materials available on the Internet?

Yes. As permitted by SEC rules, we have elected to furnish Proxy Materials, including the notice of Annual Meeting, this proxy statement and our annual report on Form 10-K for fiscal year ending December 31, 2025, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, most shareholders will not receive printed copies of our proxy materials unless they request them. Instead, the E-Proxy Notice, which would be mailed to all of our shareholders, explains how you may access and review all of the Proxy Materials electronically. The E-Proxy Notice also explains how you may submit your proxy, including by telephone or over the Internet. If you would like to receive a paper or email copy of our Proxy Materials, you should follow the instructions for requesting such materials in the E-Proxy Notice.

5.	How do I vote?

Your vote is important. Please complete your vote using any of the following methods:

●	Via Internet

The Company has established Internet voting procedures for shareholders of record. These procedures are designed to authenticate your identity, to allow you to give your voting instructions and to confirm that those instructions have been properly recorded. Internet voting facilities for shareholders of record will be available 24 hours a day until 11:59 p.m., Eastern Time, on May 18, 2026.

The availability of Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. We therefore recommend that you follow the voting instructions in the materials you receive.

The website for internet voting by record holders is www.voteproxy.com. You must enter your 12-digit control code to navigate the secure portal. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

●	By Telephone

If you are a shareholder of record, you may vote by calling 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries. You must have your 12-digit control code found on your E-Proxy Notice.

●	By Mail

If you elect to vote by mail, please complete, sign and date the accompanying proxy or voting instruction card and return it in the postage prepaid envelope to:

Equiniti Trust Company, LLC

Attn: Proxy Tabulation Department

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120

If you are a shareholder of record and return your signed proxy card but do not indicate your voting preferences, the proxy holders named in the proxy card will vote the shares represented by your proxy card as recommended by the Board of Directors.

●	In Person

You may attend the Annual Meeting and vote in person on May 19, 2026, at 10:00 a.m. Pacific Daylight Time, at our corporate headquarters located at 1732 N. First Street, 6th Floor, San Jose, California 95112.

6.	How can I revoke my proxy in order to change my vote?

If you are a shareholder of record, you can revoke your proxy before it is exercised at the Annual Meeting by:

●	submitting a written statement that you would like to revoke your proxy to the corporate secretary of the Company;

●	delivering a valid, later-dated vote on the Internet, proxy card by mail, or by telephone in a timely manner; or

●	voting in person during the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record.

All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

7.	How will your proxy vote your shares?

Your proxies will vote according to your instructions. If you execute your proxy but do not provide your proxies with any instructions, your proxies will vote your shares “FOR” each of the director nominees, and “FOR” ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. The Board does not intend to bring any other matter for a vote at the Annual Meeting, and neither we nor the Board know of anyone else who intends to do so. However, on any other business that properly comes before the Annual Meeting, your proxies are authorized to vote on your behalf, as directed by our Board or if no direction is given by our Board, your proxies will vote your shares using their best judgment.

8.	Where can you find the voting results?

We intend to announce the voting results at the Annual Meeting and will publish the final results in a Current Report on Form 8-K, which we will file with the SEC no later than four business days following the Annual Meeting. If the final voting results are unavailable in time to file a current report on Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to disclose the preliminary results and, within four business days after the final results are known, will file an additional current report on Form 8-K with the SEC to disclose the final voting results.

9.	What is an abstention?

An abstention is (i) the voluntary act of not voting by a shareholder who is present at a meeting and entitled to vote, or (ii) selecting, or authoring a proxy holder to select, “abstain” with respect to a proposal on a ballot submitted at the Annual Meeting.

10.	What is a broker non-vote?

If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, you must instruct the broker/other agent on how to vote your shares. A broker or nominee holding shares for beneficial owners may vote on certain matters at the Annual Meeting pursuant to discretionary authority or instructions from the beneficial owners, but with respect to other matters for which the broker or nominee may not have received instructions from the beneficial owners and may not have discretionary voting power under the applicable rule of the New York Stock Exchange or other self-regulatory organizations to which the broker or nominee is a member, the shares held by the broker or nominee may not be voted. Such unvoted shares are called “broker nonvotes.”

Under applicable rules, brokers, banks or other nominees may not exercise discretionary voting power on certain matters including the election of directors. In addition, for matters that are generally considered by the NYSE and the SEC as non-routine, brokers, banks or other nominees do not have discretionary authority to vote upon. As such, your broker, bank or other agent does not have discretionary authority to vote on the Proposal One (Election of Directors) hereof, or any other proposal properly brought before the Annual Meeting, in which case a broker non-vote will occur and your shares will not be voted on these matters unless you specifically instruct your brokers on how to vote. Broker non-votes will have no effect on Proposal One.

Brokers, banks or other nominees will have discretionary voting power for Proposal Two (Ratification of our independent auditors) even if the broker does not receive voting instructions from you, since it is considered to be a routine matter.

If your shares are held by a broker/record holder, it is therefore important that you provide instruction to such broker/record holder so that your vote will be correctly counted.

11.	What is a quorum for the Annual Meeting?

The presence in person or by proxy of a majority of the outstanding shares of common stock represented and voting at the Annual Meeting will constitute a quorum for the purpose of transacting business at the meeting. Abstentions, shares as to which voting authority has been withheld from any nominee and “broker non-votes” (as described above), will be counted only for purposes of determining the presence or absence of a quorum.

12.	What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

Each share of Common Stock entitles the holder to one (1) vote on all matters properly submitted to shareholders subject to the ability to cumulate your votes in the election of directors as described below. The proxy card indicates the number of shares of common stock that you own. With respect to each proposal, see further below:

Proposal One - Election of Directors

You may vote in favor of any or all of the nominees or you may also withhold your vote as to any or all of the nominees. The ten (10) nominees receiving the highest number of affirmative votes of the shares entitled to vote will be elected, assuming a quorum is present.

In accordance with California law, each shareholder entitled to vote may vote the shares owned by such shareholder as of the Record Date cumulatively if a shareholder present at the meeting has given notice at the meeting, prior to the voting, of his or her intention to vote cumulatively. If any shareholder has given such notice, then all shareholders entitled to vote for the election of directors may cumulate their votes for candidates properly nominated. The return of an executed proxy card gives the Board of Directors and the proxy holders the authority to also cumulate votes. Under cumulative voting, each share carries as many votes as the number of directors to be elected, and the shareholder may cast all of such votes for a single nominee or may distribute them in any manner among as many nominees as desired. On all other matters submitted to the vote of the shareholders, each shareholder is entitled to one vote for each share of Common Stock owned on the books of the Company as of the Record Date.

If shareholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board of Directors are to be voted on this proposal, such shares will be voted in favor of the nominees. If you hold your shares in “street name” and you do not instruct your broker how to vote in the election of directors a broker non-vote will occur and no votes will be cast on your behalf. Votes against any nominee or withheld from any nominee shall have no legal effect assuming a quorum is present. It is therefore critical that you cast your vote if you want it to count in the election of directors.

Proposal Two - Ratification of Crowe LLP as Our Independent Registered Public Accounting Firm

This proposal to ratify our auditors requires the affirmative vote of a majority of the shares of our common stock represented and voting, whether in person or represented by proxy at the Annual Meeting (which shares voting affirmatively also constitute a majority of the required quorum). If you hold your shares in street name, your broker, bank or other agent may vote your shares on this proposal in its discretion, even if you do not provide voting instructions.

Abstentions will have no effect on this Proposal Two unless, in each case, there are insufficient votes in favor of the proposal, such that the affirmative votes constitute less than a majority of the required quorum. In such cases, abstentions will have the same effect as a vote against Proposal Two.

13.	Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, we do not know of any matters to be presented at the Annual Meeting, other than those referred to in this Proxy Statement.

If you request and receive printed Proxy Materials and you return your signed and completed proxy card by mail or vote on the Internet or by telephone and other matters are properly presented at the Annual Meeting for consideration, the individuals named as proxies on the E-Proxy Notice or the proxy card will have the discretion to vote on your behalf.

14.	Who will pay for the costs of the Annual Meeting and this proxy solicitation?

The Company will pay the costs associated with the Annual Meeting and solicitation of proxies, including the costs of transmitting the E-Proxy Notices and any requested Proxy Materials. In addition to solicitation by mail, our directors, officers and regular employees (who will not be specifically compensated for such services) may solicit proxies. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward E-Proxy Notices and as applicable, proxies and Proxy Materials to their principals, and we will reimburse them for their expenses. We have not retained a soliciting agent to assist in the solicitation of proxies for the Annual Meeting.

15.	Do the Executive Officers and Directors have any interest in the matters to be decided at this Annual Meeting?

None of the Company’s executive officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting, except with respect to each director, to the extent that a director is named as a nominee for election to the Board of Directors.

16.	What is “Householding”?

“Householding” is a program, approved by the SEC, which allows companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of shareholder proxy materials or a single E-Proxy Notice to any household at which two or more shareholders reside. If you and other residents at your mailing address own shares of our common stock in “street name,” your broker or bank may have notified you that your household will receive only one copy of our proxy materials or a single E-Proxy Notice. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement or E-Proxy Notice, or if you are receiving multiple copies of the proxy statement or multiple E-Proxy Notices and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

PROPOSAL ONE

Election of Directors

Directors and Nominees

Our Board consists of ten (10) directors who have been nominated by the Governance and Nominating Committee of the Board (the “Nominating Committee”), for election at the Annual Meeting. Each director will hold office (subject to our Third Amended and Restated Bylaws (“Bylaws”)) from the time of election until the next annual meeting and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal. All of the nominees for director currently serve as directors. No proxy may vote for more than ten (10) nominees for director. You may cumulate your votes in the election of directors by following the procedures described herein.

Each nominee has consented to being named as a nominee in this Proxy Statement and to serve as a director, if elected. If any nominee listed in the table below should become unavailable for any reason, which the Board does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the Board prior to or at the Annual Meeting, or, if no substitute is selected by the Board prior to or at the Annual Meeting, for a motion to reduce the membership of the Board to the number of nominees available.

Directors are nominated by our Board, based on the recommendations of the Nominating Committee. As discussed elsewhere in this proxy statement, in evaluating director nominees, the Nominating Committee seeks to nominees with a diverse range of perspectives, background, talent, and expertise to enhance the Board’s governance to effectively carry out its fiduciary responsibilities. The nominees were chosen for their relevant knowledge and industry expertise representing financial services, commercial real estate, legal and accounting, cybersecurity and enterprise risk management, human capital management, investor and public relations, business operations, or strong ties to their local community. The Company believes the directors nominated for election possess complementary skills and personal experiences to enable the Board as a whole to provide sound guidance and effective oversight of the Company’s operations including excellent decision-making ability, personal integrity and reputation, and professional experience.

Each nominee also currently serves as a director of Avidbank, a California state-chartered bank and a wholly-owned subsidiary of the Company (the “Bank”) and is nominated and elected annually by the Board to the Bank’s Board of Directors.

The following table sets forth the names and ages of our director nominees and the committees on which they serve:

Nominees for Election as Directors

Name	Age	Since	Audit Committee	Personnel and Compensation Committee	Governance and Nominating Committee
Mark D. Mordell	66	2006
Kristofer W. Biorn	61	2009		Member	Chair
James F. Deutsch	70	2024		Member
Diane J. Flynn	63	2020		Member	Member
Keith F. Jensen	67	2026	Member(1)
Linda R. Morris	67	2025	Member
Bryan C. Polster	73	2007	Chair(1)	Chair
Michael F. Rosinus	67	2014	Member	Member
Robert H. Scott	71	2017
Marc J. Verissimo	70	2017	Member		Member

(1) Meets the definition of an “audit committee financial expert” as promulgated by the rules and regulations under the SEC and Nasdaq.

Listed below are our director nominees’ biographies.

Mark D. Mordell, Chairman, President and Chief Executive Officer. Mr. Mordell joined the board of directors of the Bank in January of 2006 and was appointed Chairman in February of 2007. He was named Chief Executive Officer of Avidbank Holdings and the Bank in March 2012 and brings over 30 years of financial services, real estate and diverse business experience to the Company. In 1991 he founded California Bavarian Corporation and its successor company, CBC Properties, LLC, which was a full service real estate investment and management organization based in Palo Alto. Mr. Mordell also serves as an advisory board member to MMM Management, Inc., the strategic advisor to a family office based in San Francisco. Mr. Mordell is also an Advisory Board Member of the Donovan & Bank Foundation which assists Special Forces Operators transition into a life of peace, contentment and balance. Additionally, Mr. Mordell has served and serves in various community organizations including Stanford University, Peninsula Bridge, Sacred Heart Preparatory School and the Town of Portola Valley. Mr. Mordell received a B.A. in Economics from Stanford University. We believe Mr. Mordell's experience in financial services and real estate and his leadership of the Company qualify him to serve on our board.

Kristofer W. Biorn, Board member (Independent Director). Mr. Biorn has been on the Board for 17 years. He is an attorney with the Palo Alto law firm of Crist | Biorn | Shepherd | Roskoph APC since 1995. He specializes in litigation related to estates and trusts, and has extensive experience in estate planning and commercial real estate transactions. He has served on the Silicon Valley Bar Association executive committee and the Palo Alto Family YMCA board of directors. Mr. Biorn received a B.A. in Comparative Area Studies from Duke University and a Juris Doctor degree from University of California College of the Law - San Francisco. We believe Mr. Biorn’s legal background, commercial real estate, business expertise and community leadership qualify him to serve on our board.

James F. Deutsch, Board member (Independent Director). Mr. Deutsch has over 40 years of experience in banking. Currently, he is a senior partner with Patriot Financial Partners (“Patriot”), a private equity firm based in Radnor, Pennsylvania and has been with Patriot since January 2012. Prior to joining Patriot in 2012, he served as president, CEO, and founder of Team Capital Bank, a privately held institution headquartered in Bethlehem, Pennsylvania. Before Team Capital, Mr. Deutsch spent over 25 years with Commerce Bank, Brown Brothers Harriman, and Summit Bank. At those banks, he held various management positions in commercial banking, investment banking, and corporate finance. At Patriot, Mr. Deutsch is a member of the Investment Committee, and he also has responsibility for new investment opportunities. He has served on the board of directors of more than ten banks ranging in size from $1 billion to $30 billion in assets. Outside of Patriot, Mr. Deutsch has served on the boards of many not-for- profit agencies and served as Chair on several of those including the State Theatre, Valley Youth House, and Minsi Trails Boy Scouts. Mr. Deutsch previously served on the boards of directors of the following public companies: Trinity Capital (January 2017 – March 2019); MBT Financial (May 2015 – September 2019); Enterprise Financial Services Corporation (Nasdaq: EFSC) (March 2019 – April 2021); and Pacific Mercantile Bancorp (November 2018 – October 2021). In addition, he previously served and currently serves on the boards of directors of the following private companies: Fieldpoint Private Holdings (October 2021 – June 2023), Georgia Banking Company, Inc., (April 2021 – present); and First National Bancshares, Inc. (January 2022 - present). Since February 2026, he also serves on the board of Midland States Bancorp, Inc. (Nasdaq: MSBI). Mr. Deutsch received his B.S. in Finance and his MBA from Lehigh University. We believe Mr. Deutsch’s experience in banking and the financial services industry and community leadership qualify him to serve on our board.

Diane J. Flynn, Board member (Independent Director). Ms. Flynn is the Co-Founder and CEO of ReBoot Accel, empowering leaders for greater impact and personal fulfillment and has served this position since 2014. She advises PE Firms and Fortune 500 companies around building inclusive cultures, coaches executives, and facilitates leadership workshops. Ms. Flynn co-authored two books – “50 Questions Inclusive Leaders Ask” and “The Upside,” presenting the business case for diverse workforces and best practices for tapping the potential of each employee. She leads workshops for Stanford Graduate School of Business and has served as guest faculty at the Modern Elder Academy and 1440 Multiversity. She has been featured on The Today Show, NBC’s Morning Joe, ABC News, NPR’s The Takeaway, WSJ and Forbes, and has four top-selling courses at Udemy on AI, Growth Mindset, and Communicating, with over 150,000 students worldwide. Ms. Flynn was previously Chief Marketing Officer of GSVlabs (a.k.a. OneValley), VP of Business Development at Electronic Arts, Inc. (Nasdaq: EA), and an associate consultant at The Boston Consulting Group. Currently, she also serves on the boards at Resurge International, an international humanitarian organization and MixR, Inc., a California based HR Tech startup, and previously served on the boards of Sacred Heart Schools and Santa Lucia Preserve. Ms. Flynn earned a B.A. degree in Economics from Stanford University and an MBA from Harvard University. We believe Ms. Flynn’s extensive experience in leadership development and innovation, knowledge of corporate management, and connection and service to the California community qualify her to serve on our board.

Keith F. Jensen, Board member (Independent Director). Mr. Jensen has decades of experience in finance, accounting and public company leadership. He most recently served as Chief Financial Officer of Fortinet, Inc. (Nasdaq: FTNT), a global cybersecurity company, from February 2018 until May 2025, after previously serving as Fortinet’s Chief Accounting Officer beginning in May 2014. Mr. Jensen remains as a strategic advisor to Fortinet. Earlier in his career, Mr. Jensen held senior financial leadership roles at several technology companies, including Chief Administrative Officer and Corporate Controller of DataDirect Networks, Inc., Chief Accounting Officer and CFO of Sybase, Inc. (acquired by SAP America in 2010), and Chief Financial Officer of Dorado Network Systems Corporation. Mr. Jensen also spent about 11 years in public accounting as a senior audit manager with PricewaterhouseCoopers LLP (PwC). Mr. Jensen currently also serves on the board of directors of Keysight Technologies, Inc. (NYSE: KEYS), a company providing electronic design and solutions for industries like communications, aerospace, automotive and semiconductors. Mr. Jensen received a B.S. degree in Business, Finance and Accounting from California State University, Sacramento. We believe Mr. Jensen’s extensive experience as a public company chief financial officer, his deep knowledge of accounting and financial reporting, and his service on public company boards qualify him to serve on our board.

Linda R. Morris, Board member (Independent Director). Ms. Morris previously worked for PNC Bank for approximately 37 years from 1986 to 2023. She was the former Executive Vice President and Head of U.S. Retail Branch Banking and Physical Distribution at PNC Bank where she led a network of around 2,500 branches and 16,000 employees nationwide. She currently works as an executive coach and advisor to senior executives, helping corporate leaders in a variety of industries including financial services, fintech, biotech, construction, etc. through organizational transformation, business scaling, and implementing innovative strategies and leadership pipelines. Ms. Morris has expertise in enterprise risk management, regulatory compliance, strategic planning and human capital management. Ms. Morris earned a B.S. degree in Finance/Economics from University of Southern Indiana (formerly known as Indiana State University Evansville) and an MBA from University of Massachusetts Amherst. We believe Ms. Morris’ extensive experience in bank branch development and knowledge of strategic growth and organizational leadership, qualify her to serve on our board.

Bryan C. Polster, Board member (Lead Independent Director). Mr. Polster has more than 40 years of experience in the public accounting profession. He was a partner of Frank, Rimerman + Co. LLP, a certified public accounting firm, serving leading technology, venture capital, and real estate companies in Silicon Valley from August 1985 to his retirement in June 2020. While at Frank, Rimerman + Co. LLP, he served as Managing Partner of the firm from 1995 to 2014 and as Chairman of the Board of Partners from 2014 to 2020. Since his retirement in 2020, Mr. Polster has been self-employed, providing business consulting services to various companies and family offices. Mr. Polster serves on the boards of directors of Camico Mutual Insurance Company, the Sobrato Organization and the Sobrato Family Foundation. He is also serving on the audit committee of the board of Cristo Rey San Jose Jesuit High School. Mr. Polster held a Certified Public Accountant (CPA) license but stopped practicing after his retirement in 2020. Mr. Polster received his B.S. in Accounting and MBA from Indiana University. We believe Mr. Polster’s expertise in accounting, financials and his in-depth knowledge of business operations qualify him to serve on our board.

Robert H. Scott, Board member. Mr. Scott currently serves as Managing Director of Strategic Relationships for Venture Lending at the Bank, leveraging his industry expertise and strong connections with venture capital and private equity firms. In November 2022, Mr. Scott founded Let’s Go Racing, a consultancy firm that forges winning partnerships between innovative brands and motorsport teams to drive commercial success. Currently, Mr. Scott serves as a board adviser to Altaeros Inc.—an autonomous aerostat supporting both government and commercial applications; serves as Chairman and Board Member at Trilio, a next-generation data protection and recovery solution for scale-out cloud architectures and serves as a non-executive director to Corero Network Security (LSE: CNS), a data protection company. He is also a member of the Customer Advisory Board at Fortinet (Nasdaq: FTNT), a global leader in cybersecurity. Previously between January 2018 to May 2022, Mr. Scott served as CEO of Cygilant, Inc., a cybersecurity services provider that specialized in helping organizations hunt, detect, and respond to cyberthreats. After its acquisition by SilverSky Inc., he transitioned to the role of Chief Strategy Officer in May 2022 with a focus on strategic partnerships and served on this position until August 2024. Mr. Scott also led Bradford Networks, Inc.—a network security company later acquired by Fortinet between 2015 and 2019, and Clique Intelligence, a software platform for data sharing and collaboration between 2013 and 2015. We believe Mr. Scott’s expertise in cybersecurity technology and experience in business development qualify him to serve on our board.

Michael F. Rosinus, Board member (Independent Director). Mr. Rosinus is a finance industry veteran with over 40 years of experience spanning commercial banking, hedge funds, and private equity. He is the founder and principal leader of an investment firm, PTMR Capital Partners LP where he has served since October 2010. Mr. Rosinus has a particular focus on investments in community banks, other financial services companies, and a consumer-packaged goods company. He is the executive chairman and principal shareholder of GoHydrate Inc., a rapidly growing manufacturer and distributor of GoHydrate, an electrolyte drink mix and has served in this position since April 2018. Mr. Rosinus has a long history of serving on various bank boards of directors throughout the country. He previously served on the boards of Bridgeview Bancorp, Inc. and Bridgeview Bank Group, Cordia Bancorp and Bank of Virginia, Home Bancorp Inc. and Homebanc, Highlands Bankshares, Inc. and Highlands Union Bank, and NewDominion Bank. Prior to founding his investment firm, Mr. Rosinus was employed in the banking industry for 18 years, serving as the Chief Lending Officer for M&T Bank in New York City and subsequently the Chief Executive Officer of the Commercial Bank for Citibank in Chicago. He received his B.A. from Hamilton College and MBA from the Stern School of Business, New York University. We believe Mr. Rosinus’ experience in banking and the financial services industry qualifies him to serve on our board.

Marc J. Verissimo, Board member (Independent Director). Mr. Verissimo has over 38 years of banking experience, primarily in senior positions. He currently sits on various boards of directors, consulting and advising businesses and companies after retiring from serving on several leadership positions at Silicon Valley Bank (“SVB”) in 2016. Mr. Verissimo started his career in banking with Bank of America and First Interstate Bank. In 1982, he founded the technology banking practice at Comerica Bank (Dallas, Texas) and managed the Bank’s lending group. In 1993, he joined SVB. Over the next 23 years with SVB, Mr. Verissimo served on the executive committee and worked in multiple roles including head of SVB’s California banking, twice as interim Chief Financial Officer, and his last role as Chief Risk Officer. In these positions he led SVB’s California banking team, oversaw the Bank’s overseas expansion into the United Kingdom, China, Israel, and India, with responsibility for IT, HR, legal, enterprise risk management, cybersecurity, compliance, credit review, and regulatory relations among other responsibilities. Mr. Verissimo served on the boards of Pollen VC, a private equity backed fintech company from 2018 to 2023 and spent six years on the UC Davis endowment as a trustee on the finance committee. He currently sits on the board of Customer Vineyard, bringing big data analytics to the wine industry and on the board of Lighter Capital, a fintech financing company for startups. He received his B.S. in Finance from the University of California, Davis and an MBA from Harvard Business School. We believe Mr. Verissimo’s banking expertise qualifies him to serve on our board.

Vote Required; Board of Directors Recommendation

You may vote in favor of any or all of the nominees or you may also withhold your vote as to any or all of the nominees. The ten (10) nominees receiving the highest number of affirmative votes of the shares represented and voting will be elected, assuming a quorum is present.

Each share of Common Stock entitles the holder to one (1) vote on all matters properly submitted to shareholders. However, in the election of directors, in accordance with California law, each shareholder entitled to vote may vote the shares owned by such shareholder as of the Record Date cumulatively if a shareholder present at the meeting has given notice at the meeting, prior to the voting, of his or her intention to vote cumulatively. If any shareholder has given such notice, then all shareholders entitled to vote for the election of directors may cumulate their votes for candidates properly nominated. The return of an executed proxy card gives the Board of Directors and the proxy holders the authority to also cumulate votes. Under cumulative voting, each share carries as many votes as the number of directors to be elected, and the shareholder may cast all of such votes for a single nominee or may distribute them in any manner among as many nominees as desired. On all other matters submitted to the vote of the shareholders, each shareholder is entitled to one vote for each share of Common Stock owned on the books of the Company as of the Record Date.

If shareholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board of Directors are to be voted on this proposal, such shares will be voted in favor of the nominees. If you hold your shares in “street name” and you do not instruct your broker how to vote in the election of directors a broker non-vote will occur and no votes will be cast on your behalf. Votes against any nominee or withheld from any nominee shall have no legal effect. It is therefore critical that you cast your vote if you want it to count in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH BOARD OF DIRECTOR NOMINEE UNDER PROPOSAL ONE

PROPOSAL TWO

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Crowe LLP (“Crowe”) to serve as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending December 31, 2026. Crowe has been our independent registered public accounting firm since 2003. A representative from Crowe LLP will be present at the Annual Meeting and will be available to respond to appropriate questions.

We are asking our shareholders to ratify the selection of Crowe as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the selection of Crowe to our shareholders for ratification because as a matter of good corporate practice, we value our shareholders’ views on our independent registered public accounting firm. In the event that our shareholders fail to ratify the selection, it will be considered as a direction to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our shareholders.

Vote Required; Board of Directors Recommendation

This proposal to ratify our auditors requires the affirmative vote of a majority of the shares of our common stock represented and voting, whether in person or represented by proxy at the Annual Meeting (which shares voting affirmatively also constitute a majority of the required quorum).

Because this proposal is considered to be routine, if you hold your shares in street name, your broker, bank or other agent may vote your shares on this Proposal Two in its discretion, even if you do not provide voting instructions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2026

Principal Accountant Fees and Services

The following table provides information regarding the fees billed to us by Crowe in the fiscal years ended December 31, 2025 and 2024. All fees described below were approved by the Audit Committee:

	For the Fiscal Years Ended December 31,
	2025	2024
Audit Fees (1)	$638,570	$472,486
Audit-Related Fees (2)	6,300	5,400
Tax Fees (3)	-	85,034
All Other Fees (4)	368,025	-
Total Fees	$1,012,895	$562,920

(1)

Audit fees include fees associated with the annual audits of our financial statements, quarterly reviews of our financial statements and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)

Audit-related fees consisted of review of certain press release documents as requested by management and general accounting research performed in conjunction with the annual audit of the consolidated financial statements for the years ended December 31, 2024 and 2025, respectively.

(3)

Tax fees consisted primarily of assistance relating to tax compliance, tax advice, tax planning and related tax services for years ended 2024 and 2025, respectively. Crowe did not perform any tax services directly for the Company's directors or executive officers during these periods.

(4)	Including fees associated with the initial public offering of shares of the Company's Common Stock.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee is responsible for approving in advance the engagement of our principal accountant for all audit services and non-audit services, based on independence, qualifications and, if applicable, performance, and approving the fees and other terms of any such engagement. The Audit Committee may in the future establish pre-approval policies and procedures pursuant to which our principal accountant may provide certain audit and non-audit services to us without first obtaining the Audit Committee’s approval, provided that such policies and procedures (i) are detailed as to particular services, (ii) do not involve delegation to management of the audit committee’s responsibilities described in this paragraph and (iii) provide that, at its next scheduled meeting, the Audit Committee is informed as to each such service for which the principal accountant is engaged pursuant to such policies and procedures. In addition, the Audit Committee may in the future delegate to one or more members of the Audit Committee the authority to grant pre-approvals for such services, provided that the decisions of such member(s) to grant any such pre-approval must be presented to the audit committee at its next scheduled meeting.

All audit and audit-related services performed by our principal accountant during the fiscal years ended December 31, 2025, and 2024 were pre-approved by our Audit Committee or by our Board, then acting in the capacity of an audit committee. Crowe did not provide any services beyond those that were pre-approved in adherence to these policies.

AUDIT COMMITTEE REPORT

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the United States Securities Act of 1933, as amended, or under the United States Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference.

Management is responsible for the Company’s internal controls over financial reporting, disclosure controls and procedures and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with Public Company Accounting Oversight Board (PCAOB) standards and to issue reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee has established a mechanism to receive, retain and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers and others of concerns on questionable accounting and auditing matters.

In discharging its oversight responsibility as to the audit process, the Audit Committee:

●	reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025, with company management and the independent registered public accounting firm;
●

discussed and reviewed with the independent registered public accounting firm all communications required by the standards of the Public Company Accounting Oversights Board (“PCAOB”), including those described in Auditing Standard No. 1301, Communication with Audit Committees and the SEC;

●

obtained from the independent registered public accounting firm a formal written statement describing all relationships between the auditor and the Company that might bear on the auditor’s independence, and discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence and satisfied itself as to the auditor’s independence; and

●

reviewed and approved the internal audit plan and discussed the results of internal audit examinations and internal control evaluations, with and without management in attendance and monitored the progress of any internal audit findings, if any, until resolved.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal year ending December 31, 2025 filed with the SEC.

The Audit Committee also has appointed, subject to shareholder ratification, Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Respectfully submitted by the following members of the Audit Committee of the Board of Directors:

Bryan C. Polster, Chair

Linda R. Morris

Marc J. Verissimo

Michael F. Rosinus

INFORMATION CONCERNING OUR BOARD OF DIRECTORS & EXECUTIVE OFFICERS

Board Leadership Structure and Risk Oversight

Our Board does not have a policy on whether or not the role of the Chief Executive Officer and Chairman should be separate or, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. Currently, we operate with Mark Mordell serving as our Chairman, President and Chief Executive Officer. We believe that Mr. Mordell serving in such capacities best serves the Company and suits the talents, expertise and experience that Mr. Mordell brings to the Company.

Bryan Polster serves as lead independent director. In such capacity, Mr. Polster presides at all meetings of the independent directors and any Board meeting when the Chairman is not present, responds directly to shareholder and other shareholder questions and comments directed to the lead independent director or to the independent directors as a group, serve as the principal liaison between the independent directors and the Chairman and CEO, provide feedback from executive sessions of the independent directors to the Chairman and CEO and other senior management; and serves a key role in the Board evaluation process and in evaluation of the Chairman and CEO.

We believe that the current structure ensures sufficient Board independence from management while also optimizing the efficiency and effectiveness of the Board and management in the oversight of the Company and the Bank and also supports and provides for orderly transition and succession.

We place significant emphasis on risk mitigation as an integral component of our organizational culture. For example, the Audit Committee of our Board is responsible for overseeing financial, operational, compliance, and risks associated with financial matters. The Credit Committee for the Bank is responsible for oversight of credit policies and overall credit quality of the loan portfolio. The Investment and Asset Liability Committee (ALCO) of our Board is responsible for controls over liquidity management, interest rate risk, capital, and pricing risk. The Risk Oversight Committee for the Bank, comprised of members of Bank management, assists the Audit Committee and all of the Bank’s and Company’s other committees in fulfilling the Company’s and Bank’s responsibilities in managing risk and operating the Company and Bank in a safe and sound matter.

The Board oversees cybersecurity risk as part of its overall risk governance responsibilities. Management provides regular updates on cybersecurity matters, including risk assessments, testing activities, significant initiatives, and emerging threats. Cybersecurity governance is supported by the Bank’s Information Technology Steering Committee (“ITSC”), which includes executive and senior level management representation. The ITSC assists management in overseeing information technology and cybersecurity risks, reviewing security posture, monitoring incidents and remediation efforts, and facilitating escalation of significant issues, as appropriate. The Bank’s Chief Technology Officer (“CTO”) and Information Security Officer (“ISO”) are responsible for the day-to-day management and execution of the cybersecurity program. These roles work collaboratively to implement security controls, manage cybersecurity risks, coordinate incident response activities, and report relevant cybersecurity matters to executive management, the ITSC, and the Board.

As of the date of this Proxy Statement, neither the Company nor the Bank experienced any cybersecurity incidents that have materially affected, or are reasonably likely to materially affect, the Company’s or the Bank’s business strategy, results of operations, or financial condition.

The Board’s role in risk oversight, as described above, is designed to support the Company’s risk management framework but does not eliminate the possibility of risk events. This division of responsibilities reflects a governance framework intended to promote risk oversight practices in accordance with applicable regulatory requirements and the Company’s business objectives.

Board Independence

Our shares of common stock are listed on the Nasdaq Global Select Market (“NASDAQ”) and accordingly, we have applied NASDAQ listing standards in determining the “independence” of the members of our Board. In addition, we are subject to the rules of the SEC and NASDAQ relating to the membership, qualifications, and operations of the Audit Committee and Personnel and Compensation Committee ("Compensation Committee"), as discussed below. The Nominating Committee also evaluates the composition of the Board as a whole and each of its committees to ensure the Company’s on-going compliance with NASDAQ independence standards. Based on the NASDAQ listing standards and SEC rules and after reviewing the relationships with members of our Board and evaluating the banking, commercial, service, familial and other connections and transactions involving each director or immediate family member and his or her related interests, and the Company, if any, our Board, with the assistance of the Nominating Committee, has determined that, with the exception of Mr. Mark D. Mordell and Mr. Robert Scott, each of our current directors is an independent director, as defined under the applicable rules.

Non-Employee Director Compensation

The following table sets forth information regarding compensation paid, earned or awarded to each of the non-employee directors of the Company during the year ended December 31, 2025, for service as members of our boards of directors and committees. The table also includes compensation attributable to the director’s service with the Bank.

	Fees Earned
Name	Cash	Restricted Stock Awards (1)	All Other Compensation	Total
Kristofer W. Biorn	$42,504	$30,525	$—	$73,029
James F. Deutsch	42,504	30,525	—	73,029
Diane J. Flynn	37,500	30,525	—	68,025
Lisa B. Hendrickson (2)	45,000	30,525	—	75,525
Keith F. Jensen (3)	—	—	—	—
Linda R. Morris (4)	24,794	29,985	—	54,779
Bryan C. Polster	52,500	30,525	—	83,025
Michael F. Rosinus	42,504	30,525	—	73,029
Robert H. Scott (5)	9,375	—	307,284	316,659
Marc J. Verissimo	45,000	30,525	—	75,525

(1)	The amounts reported here do not reflect the actual economic value realized by each director. In accordance with SEC rules, stock awards represent the grant date fair value of the awards, calculated in accordance with Accounting Standards Update 2018-07, “Compensation—Stock Compensation (Topic 718).” For additional information, see Note 1 in our consolidated financial statements for the years ended December 31, 2025 and December 31, 2024 included in our annual report on Form 10-K filed with the SEC on March 18, 2026. The assumptions used in calculating the grant date fair value of the stock awards reported in this table are set forth in the section entitled “Narrative Disclosure to Summary Compensation Table—Stock Based Compensation.” The shares of restricted common stock reported here were granted to the respective directors in 2025 and are unvested as of December 31, 2025. Each of the directors held the following number of unvested shares of restricted stock at December 31, 2025: Messrs. Biorn, Deutsch, Polster, Rosinus, Scott and Verissimo and Mses. Flynn and Morris each held 1,500 shares of restricted common stock; and Mr. Scott held 4,500 shares of restricted common stock for serving as the Managing Director of Strategic Relationships as reported in the “All Other Compensation” column in the table above.
(2)	Ms. Hendrickson retired from the Board effective December 31, 2025.
(3)	Mr. Jensen joined the Board in March 2026 and did not receive any compensation in the year ended December 31, 2025.
(4)	Ms. Morris joined the Board in June 2025.
(5)	The amounts reported above to Robert H. Scott include the compensation paid to him as an employee of the Bank. Mr. Scott was compensated $9,375 in cash for serving as a director from October 1, 2025 to December 31, 2025. From January 1, 2025 to September 30, 2025, Mr. Scott was employed by the Bank as the Managing Director of Strategic Relationships, and Mr. Scott did not receive any compensation for serving on the board of directors during this time. As the Managing Director of Strategic Relationships for the Bank, Mr. Scott received a periodically adjusted base salary (set at $250,000 per year), an annual bonus payable at the discretion of the Board of Directors, and participation rights in the Bank and Company’s cash and equity incentive plans, as the case may be. Mr. Scott received coverage under the Bank’s medical, dental, life and disability insurance and also received other benefits paid or provided by the Company to its employees generally. As the Managing Director of Strategic Relationships for the Bank, in 2025 Mr. Scott received total compensation and employee benefits of $307,284 as reported in the “All Other Compensation” column in the table above, which includes $196,136 pro rated base salary, $5,882 for 401(k) plan match, $20,171 for Company paid insurance coverage and $85,095 worth of restricted stock awards.

For the year ended December 31, 2025, each of our directors was generally entitled to an annual cash retainer of $35,000 plus an additional $2,500 for each committee appointment. The committee chairs earned an additional $2,500 and our lead independent director received an additional $5,000. We compensated our directors on a monthly basis, and the payments were rounded up to the nearest whole dollar value. In addition, our directors are eligible to receive equity-based compensation awards. We also offer reimbursements to our directors for their reasonable out-of-pocket expenses, including travel and lodging, incurred in attending meetings of our board of directors and committees thereof.

Committees and Membership

Our Board has established three (3) standing committees in connection with the discharge of its responsibilities – the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee (“Nominating Committee”), each of which committee performs the same functions for the Bank. In addition, the Bank has established a Credit Committee and both the Company and the Bank have an Investment and Asset-Liability Committee (“Asset-Liability Committee”). Our Board also maintains the authority to appoint additional committees to perform certain functions or focus on specific areas of oversight responsibility. As necessary, from time to time, special committees may be established by our Board to address certain issues.

The Board of Directors has adopted written charters for each of the three standing committees, copies of which are available on our website at https://ir.avidbank.com/governance/governance-documents/ by clicking “About Us” — “Investor Relations — Governance — Governance Documents” and then clicking on the applicable charter. Copies also are available in print upon request by contacting Avidbank Holdings, Inc., Attn: Corporate Secretary, 1732 N. First Street, 6th Floor, San Jose, CA 95112, telephone (408) 831-5653 or email at IR@avidbank.com.

Audit Committee

Our Audit Committee currently consists of Bryan Polster (committee chair), Keith Jensen, Linda Morris, Michael Rosinus, and Marc Verissimo. Our Audit Committee is responsible for overseeing, among other things: the integrity of our consolidated financial statements and internal controls; our compliance with legal and regulatory requirements; the periodic assessment of accounting practices and policies and risk and risk management; the selection, qualifications, independence and performance of our independent registered public accounting firm, or the independent auditor; pre-approval of all permitted non-audit services to be performed by the independent auditor and establishing policies and procedures for the engagement of the independent auditor to provide permitted non-audit services; and the performance of the internal audit function. The Audit Committee has the authority to retain independent counsel and advisors to assist in carrying out its responsibilities.

Our board of directors has determined that each of the members of the Audit Committee satisfies the requirements for independence as an audit committee member and the requirement for financial literacy under the rules and regulations of Nasdaq and the SEC. Each of Messrs. Jensen and Polster qualifies as an “audit committee financial expert” as defined in the SEC rules and satisfies the financial sophistication requirements of NASDAQ.

Personnel and Compensation Committee

Our Compensation Committee currently consists of Bryan Polster (committee chair), Diane Flynn, James Deutsch, Kristofer Biorn, and Michael Rosinus, each of whom is a nonemployee member of our board of directors. The committee is responsible for, among other things: reviewing and approving compensation arrangements, including equity and any non-equity incentive compensation for our Chief Executive Officer and other executive officers; reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer; reviewing and recommending revisions to director compensation practices; and administering employee benefit plans. The Compensation Committee also has a subcommittee to administer equity grants and awards to our executive officers and directors. The Compensation Committee has the authority to retain independent counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities. In accordance with this authority, in October 2025, the Compensation Committee engaged the services of Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent outside compensation consultant to perform analyses and provide advice related to the Company’s executive and director compensation programs. All executive compensation services provided by Pearl Meyer were conducted under the direction or authority of the Compensation Committee.

The Compensation Committee evaluated whether any services proposed to be performed during 2025 by Pearl Meyer raised any conflict of interest and determined that it did not. Neither Pearl Meyer nor any of its affiliates maintains any other direct or indirect business relationships with us or any of our subsidiaries. As requested by the Compensation Committee, Pearl Meyer’s services to the Compensation Committee included, among other things, designing director and named executive officer compensation programs, as well as reviewing growth and performance trends against peer companies for both executive and director compensation.

Our board of directors has determined that each of the members of the Compensation Committee satisfies the requirements for independence under the rules of NASDAQ and the SEC.

No member of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Corporate Governance & Nominating Committee

Our Nominating Committee consists of Kristofer Biorn (committee chair), Diane Flynn, and Marc Verissimo. The committee is responsible for, among other things: identifying and recommending individuals to our board of directors qualified to become directors; recommending candidates for election to our board of directors to fill vacancies; reviewing the number, type, functions, structure and independence of committees and recommending board director members on committees; developing, updating as necessary and recommending to the board corporate governance principles and policies applicable to the Company, including social responsibility, environmental, sustainability and governance (ESG) matters; tracking board skill sets; monitoring board meetings and board member involvement; managing board member continuing education; establishing, coordinating and reviewing annual evaluations of our board and committees; and reviewing succession planning for the board, CEO and senior management. The Governance and Nominating Committee has the authority to retain independent counsel and other advisors to assist in carrying out its responsibilities.

Other Committees

Both the Company and the Bank have an Asset-Liability Committee. This committee is responsible for establishing investment policies, liquidity strategies and capital plans. Current committee members include Linda Morris (committee chair), Bryan Polster, James Deutsch, Kristofer Biorn, Marc Verissimo, Keith Jensen, Mark Mordell and Michael Rosinus.

The Bank also has established a Credit Committee that is responsible for establishing loan policies and procedures and reviewing aspects of the Bank’s loan portfolio. Current directors serving on this committee are Marc Verissimo (committee chair), James Deutsch, Kristofer Biorn, Mark Mordell, Linda Morris and Robert Scott.

The Director Nomination Process

The Nominating Committee considers nominees from all sources, including shareholders. The Nominating Committee has the authority to identify, select and recommend qualified candidates to become Board members and oversee the evaluation and background of any potential candidates including confirming that each candidate meets the independence requirements and criteria of NASDAQ and the Securities Exchange Act of 1934, as amended. The Nominating Committee reviews with the Board at least annually the qualifications of new and existing Board members, considering the level of independence of individual members, together with such other factors as the Board may deem appropriate, including overall skills and experience. The Nominating Committee may use its network of contacts to compile a list of potential candidates, and if deemed appropriate, engage independent advisors or a professional search firm.

Our Nominating Committee seeks and recommends candidates for election and appointment to our Board based on a variety of factors. Directors are selected on the basis of qualifications and experience. Candidates are expected to possess excellent decision-making ability, business experience, personal integrity and reputation, and other qualities that will contribute to an effective Board. Nominees must be willing and able to spend the time required to effectively fulfill duties as a director, collaborate with other directors and the executives of the Company. Members of our Board are expected to be committed to the success of the Company, to think critically and independently, and to be willing to communicate in a constructive manner. Other factors in the selection process may include financial acumen, financial reporting, cybersecurity, or management. The Nominating Committee will consider candidates for the Board that are recommended by shareholders so long as the recommendations comply with the requirements of the Company’s charter and bylaws, and applicable laws, rules, and regulations, including those promulgated by the SEC.

Shareholders may also directly nominate directors for election. To be eligible for consideration at the 2027 annual meeting of shareholders, any nomination for director must comply with the procedures specified in our Bylaws and applicable California and federal law. These procedures require, among other things, that any nomination be received in writing by the Secretary not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day in advance of the one year anniversary of the previous year’s annual meeting of shareholders  (provided, however, that in the event the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) prior to such annual meeting or the tenth (10th) day on which public announcement of the date of such meeting is first made). For the 2027 annual meeting of shareholders, a nomination must be received between January 19, 2027 and February 18, 2027. Any shareholder considering submitting a nominee for action at our 2027 annual meeting of shareholders is directed to the Company’s Bylaws, which contain additional requirements as to submission of nominations for directors for shareholder action. Copies of the Bylaws are available at www.sec.gov and may be obtained upon request to the Company’s Chief Financial Officer. Shareholder nominations must include the specified information concerning the shareholder and the nominee as described in our Bylaws.

Attendance at Board and Committee Meetings

The Company and the Bank have established a routine of holding monthly meetings to promote timely discussions and decision-making based on the latest operational and financial results and to oversee and guide the Bank’s activities and strategic direction.

In 2025, our Board held 10 regular monthly meetings and 7 special meetings. Among the board committees, the Audit Committee held 5 meetings, the Compensation Committee held 3 meetings, and the Nominating Committee held 1 meeting. During the period for which a person served as a director, each director attended at least 75% of the aggregate of the total number of meetings held by the Board and the total number of meetings held by those committees of the Board on which such director served.

Director Attendance at the Annual Meeting

Our Corporate Governance Guidelines encourages our directors to attend the Company’s annual meeting of shareholders. Our Board values the presence of all directors at the Annual Meeting and recognizes it as an important opportunity for shareholders to engage directly with the Board. Directors may attend either in person or remotely via listening to the live audio, both of which are considered valid forms of attendance. Our directors’ presence reflects the directors’ support for the Company and their willingness to hear shareholder concerns.

Seven (7) of our directors attended our 2025 annual meeting of shareholders.

Shareholder Engagement and Communications with Our Board of Directors

We value and appreciate all our shareholders and strive to keep our shareholders informed and to be accessible and maintain open lines of communication. Our management team regularly participates in investor conferences, meets and has calls with our investors/shareholders, provides earnings calls and presentations on a quarterly basis, and maintains coverage by analysts. We further keep our shareholders informed through our Investor Relations site at https://ir.avidbank.com/overview, which provides information about our stock (e.g. stock price, trading volume, quarterly dividends), and regarding our covering analysts, SEC filings, press releases, annual shareholder meeting materials, and other information which may be helpful to our shareholders. If our shareholders want additional information, you may contact our Investor Relations team through our Investor Relations site.

Any shareholder who desires to contact any of our directors can write to Avidbank Holdings, Inc., Attention: Corporate Secretary, at 1732 N. First Street, 6th Floor, San Jose, CA 95112. Your letter should include the following information: (i) if you are a security holder, a statement of the type and number of Company securities you hold; (ii) if you are not a security holder and are submitting the communication to the non-management directors as an interested party, the nature of your interest in the Company; (iii) any special interest, meaning an interest not in the capacity as a securityholder of the Company, of the person in the subject matter of the communication; (iv) and your address, telephone number and e-mail address, if any. If the communication is addressed to specific director(s), it will be forwarded accordingly. Inquiries seeking information relating to stock matters, or pertaining to the Company’s regular business operations, may be addressed directly by Company management or delegated to the appropriate staff members. Communications deemed to be primarily commercial or political, or those that are improper, frivolous, or not relevant, will not be forwarded. And, if appropriate, communications may be escalated to the Board to facilitate constructive dialogue between the shareholders and the Company management.

Executive Officers Who Are Not Directors

The following information is provided with respect to each person who is an executive officer of the Company and the Bank but is not a director of the Company or the Bank:

Name	Age	Position
Patrick Oakes	57	Executive Vice President and Chief Financial Officer
Gina Thoma-Peterson	62	Executive Vice President and Chief Operating Officer
Elisabeth Foussianes	63	Executive Vice President and Chief Credit Officer
Tami Laura Benedict	46	Executive Vice President and Chief of Staff
Victor DeMarco	42	Executive Vice President and Chief Legal Officer and Head of Advisory Services
Arthur Wasson	64	Executive Vice President and Chief Revenue Officer

Patrick Oakes, Executive Vice President and Chief Financial Officer. Mr. Oakes joined the Bank as Executive Vice President and Chief Financial Officer of Avidbank Holdings and the Bank in March 2022. He came to the Company from Atlantic Capital Bancshares, Inc. (Nasdaq: ACBI, which subsequently merged into SouthState Bank, N.A.) where he served as Executive Vice President, Chief Financial Officer and Secretary from 2015 to 2022. Prior to Atlantic Capital, between 2012 and 2015, he served as Executive Vice President and Chief Financial Officer of Square 1 Bank. He also held these same leadership roles at Encore Bancshares, Inc. before joining Square 1 Bank. For the ten years previous, he served as Senior Vice President and Treasurer at Sterling Bank. He was also named the Atlanta Business Chronicle’s 2021 CFO of the Year among small public company CFOs. Mr. Oakes is a Chartered Financial Analyst and holds a Bachelor of Science in Electrical Engineering Technology degree from Texas A&M University and an MBA, International Finance from Richmond American University London.

Gina Thoma-Peterson, Executive Vice President and Chief Operating Officer. Ms. Thoma-Peterson joined the Bank as Executive Vice President and Chief Operating Officer of Avidbank Holdings and the Bank in September 2019. She came to the Bank after eight years at MUFG Union Bank where she held senior positions in global financial services enterprise and operational risk management, and comprehensive capital and analysis review (CCAR). Prior to that, Ms. Thoma-Peterson held senior positions during her 12 years at PricewaterhouseCoopers (PwC) in San Francisco, with expertise in process, business systems, financial reporting, and controls assurance. She also spent six years in bank supervision and regulatory compliance as an Associate National Bank Examiner for the Office of the Comptroller of the Currency, following four years in operational roles with community and regional banks in California and Washington. Ms. Thoma-Peterson received her B.A. in Business Administration from the University of Washington.

Elisabeth (Lisa) Foussianes, Executive Vice President and Chief Credit Officer. Ms. Foussianes has served as Executive Vice President and Chief Credit Officer of Avidbank Holdings and the Bank since January 2, 2026. She previously served as Senior Vice President and Senior Credit Officer from October 30, 2023 through June 15, 2026 and Deputy Chief Credit Officer from June 16, 2025 through January 1, 2026. Ms. Foussianes has over three decades of experience in commercial banking and credit administration, with extensive expertise in venture lending, commercial real estate finance, credit risk management, and loan portfolio oversight. Prior to joining the Company and the Bank, she held senior leadership roles in venture and specialty finance, including serving as Managing Director at Signature Bank from 2019 to 2023, where she worked in the venture banking and life sciences practice, and as Senior Vice President at Square 1 Bank from 2013 to 2019, where her responsibilities included loan originations, portfolio management, and credit oversight. Earlier in her career, Ms. Foussianes spent more than a decade in commercial real estate finance, with experience in originations, credit, workouts, and structured finance. In her current role, she is responsible for overseeing the Company’s credit functions, including credit policy, portfolio quality, and risk governance. Ms. Foussianes holds a Bachelor of Arts in Economics from the University of Michigan and an MBA in Finance from the University of Chicago.

Tami Benedict, Executive Vice President and Chief Staff Officer. Ms. Benedict has worked for the Bank for about 19 years. Ms. Benedict began her career with the Bank in 2006 as an online banking specialist. She was promoted to Assistant Vice President and Operations Manager of the Bank in 2008, where she led both Operations and IT departments. She was then promoted to Vice President in 2012, where she took on the additional responsibility as the Deputy BSA (Bank Secrecy Act) Officer. In June 2016, Ms. Benedict was promoted to Senior Vice President where she managed the day-to-day operations for Loan Services, Asset-Based Lending Operations, IT, the Branch, Deposit Operations, and Cash Management divisions of the Bank. In August 2024, she was appointed Executive Vice President and Chief of Staff of the Bank.

Victor DeMarco, Executive Vice President and Chief Legal Officer. Mr. DeMarco has been in the banking industry in several different capacities since 2005. He was part of the founding team of Square 1 Bank and worked there from 2005 to 2019. He held several different leadership positions while at Square 1 Bank and helped grow the Bank from inception through its IPO and eventual merger with Pacific Western Bank. Between February 2019 and September 2020, he practiced law with Smith Anderson representing many of the top venture banks in the country. He joined us in 2020 as the Senior Vice President and General Counsel of Avidbank Holdings and the Bank and was promoted to Executive Vice President and Chief Legal Officer in September 2024. Mr. DeMarco received his B.S. in business from North Carolina State University, his MBA from the University of North Carolina at Chapel Hill, and his J.D. from North Carolina Central University.

Arthur Wasson, Executive Vice President and Chief Revenue Officer. Mr. Wasson has been working with entrepreneurs and their investors in the venture banking space for over 11 years. He joined the Bank as Executive Vice President, Treasury Management Services of the Bank in August 2023. Prior to joining us, he served as the managing group director and was a founding member of the venture banking team at Signature Bank, serving in this position from 2019 to 2023. Mr. Wasson also spent seven years between 2012 and 2019 at Square 1 Bank, subsequently acquired by Pacific Western Bank, most recently as Executive Vice President and head of the equity funds group and global treasury management. He began his banking career first at Merrill Lynch and later at Morgan Stanley in their private banking divisions. Mr. Wasson received his B.S. in Accountancy from Villanova University and a J.D. from Albany Law School.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Code of Ethics and Business Conduct

We have adopted a written Code of Ethics and Business Conduct (“Code of Ethics”) applicable to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions. The Code of Ethics is posted on our website at www.avidbank.com under “About Us” — “Investor Relations — Governance — Governance Documents.” If we make any substantive amendments to or grant any waivers from the Code of Ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website.

Upon written request, we will provide you with a copy of our Code of Ethics without cost. Please contact Avidbank Holdings, Inc., Attn: Corporate Secretary, at 1732 N. First Street, 6th Floor, San Jose, CA 95112, telephone at 408-831-5653 or email at IR@avidbank.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and the persons who beneficially own more than ten percent of our Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to us. Based solely on the reports received by us and on the representations of the reporting persons, we believe that during the fiscal year ended December 31, 2025, all applicable Section 16(a) filing requirements were made in a timely manner.

Insider Trading, Anti-Hedging and Anti-Pledging Policy

Our insider trading policy limits the timing and types of transactions in our securities by our insiders, including our directors, officers, employees, and individuals who have access to material non-public information. Among other restrictions, the policy:

●

Allows insiders to trade our securities only during open trading window periods (following earnings releases) or, pursuant to a written trading plan adopted under SEC Rule 10b5-1, and only after they have obtained pre-clearance for such transactions or plan; and

●

Prohibits insiders from engaging in speculative transactions involving our securities, including short-selling, or entering into put or call options, hedging transactions, or other derivative arrangements.

Additionally, our insider trading policy prohibits our insiders from purchasing, selling, gifting, pledging or otherwise acquiring or disposing our securities, other than in an exempt transaction and unless the insider notifies and receives approval from our Chief Legal Officer and Head of Advisory Services at least two business days prior to such transaction.

To the Company’s knowledge, as of the date of this Proxy Statement, none of the Company’s directors or executive officers holding our securities are subject to a pledge or hedging arrangement.

EXECUTIVE COMPENSATION

Compensation of Named Executive Officers

As an emerging growth company under the JOBS Act, we have opted to voluntarily comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which permit us to limit reporting of executive compensation to our principal executive officer and our two other most highly compensated executive officers, which are referred to as our named executive officers, or NEOs. This section provides an overview of our executive compensation program, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. For the year ended December 31, 2025, our NEOs were:

● Mark D. Mordell, Chairman, President and Chief Executive Officer;

● Patrick Oakes, Executive Vice President and Chief Financial Officer; and

● Gina Thoma-Peterson, Executive Vice President and Chief Operating Officer.

Summary Compensation Table

The summary compensation table shows certain compensation information for services rendered in all capacities for the fiscal years ended December 31, 2025 and 2024. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred. The table below sets forth information concerning the compensation of Mark D. Mordell, our principal executive officer, and the other two most highly compensated executive officers during the fiscal year ended December 31, 2025 and 2024. Each individual listed in the following table is a named executive officer.

Name and Principal Position	Year	Salary ($)	Cash Bonus ($)	Stock Equity Awards under Incentive Plan ($) (1)	All Other Compensation ($) (2)	Total Compensation ($)
Mark D. Mordell	2025	525,000	590,130	231,961	72,774	1,419,865
Chairman and Chief Executive Officer	2024	525,000	376,240	1,179,493	70,694	2,151,427
Patrick T. Oakes	2025	365,181	319,805	140,124	37,980	863,090
Executive Vice President and Chief Financial Officer	2024	357,000	174,440	100,217	35,835	667,492
Gina Thoma-Peterson	2025	335,070	298,205	129,986	21,050	784,311
Executive Vice President and Chief Operating Officer	2024	325,500	159,045	91,640	21,984	598,169

(1)

The amounts reported here do not reflect the actual economic value realized by each named executive officer. In accordance with SEC rules, stock awards represent the grant date fair value of the awards, calculated in accordance with Accounting Standards Update 2018-07, “Compensation—Stock Compensation (Topic 718).” For additional information, see Note 1 in our consolidated financial statements for the years ended December 31, 2025 and December 31, 2024 included in our annual report on Form 10-K filed with the SEC on March 18, 2026. The assumptions used in calculating the grant date fair value of the stock awards reported in this table are set forth in the section entitled “Narrative Disclosure to Summary Compensation Table—Stock Based Compensation.”

(2)	The amounts in this column include the following elements of compensation:

Name	Year	401(k) Match ($)	Company Paid Insurance ($)	Country Club Dues ($)	Medical Benefit Reimbursement ($)	Company Car ($)	Other ($)	Total ($)
Mark D. Mordell	2025	10,500	20,930	18,375	8,625	14,244	100	72,774
	2024	10,300	19,918	18,020	8,312	14,244	—	70,694
Patrick T. Oakes	2025	10,955	26,647	—	—	—	378	37,980
	2024	10,300	25,535	—	—	—	—	35,835
Gina Thoma-Peterson	2025	7,137	13,813	—	—	—	100	21,050
	2024	9,283	12,701	—	—	—	—	21,984

Narrative Disclosure to Summary Compensation Table

We have compensated our named executive officers through a combination of base salary, cash bonuses, restricted stock awards and other benefits including perquisites, as described below:

Base Salaries. The annual base salaries for Mr. Mordell, Mr. Oakes and Ms. Thoma-Peterson for the fiscal year ended December 31, 2025 were set at $525,000, $365,925, and $333,638, respectively. Our Compensation Committee meets annually to review and set the base salaries for all of our executive officers for the upcoming fiscal year, taking into account market pay practices, cost of living increases and individual performance.

Bonuses. Our named executive officers are eligible to receive an annual bonus equal to a specified percentage of his or her base salary, up to a specified maximum. Individual and corporate performance goals and objectives (net income, loan growth, deposit growth and credit quality), as well as individual target bonus amounts, for each of our named executive officer are established in advance by our Compensation Committee. Once the final bonus is determined, bonus amounts are paid in the form of 75% cash and 25% restricted stock awards with a three-year annual vesting schedule. In addition, our named executive officers can receive discretionary bonuses from time to time as determined by our Compensation Committee.

Stock Awards. Each named executive officer is eligible to receive awards of shares of our common stock under our 2022 Equity Compensation Plan. Generally, any bonus stock award vests annually in equal installments over three years, provided the executive officer remains employed with us continuously as of the applicable vesting date. In addition, executives may receive annual retention awards which vest on the third (3rd) anniversary from date of grant provided the executive officer remains employed with us continuously as of the applicable vesting date. On June 19, 2024, we provided a restricted stock grant of 53,763 shares of common stock to Mr. Mordell. This restricted stock grant will vest in full provided that both (i) Mr. Mordell has not been terminated by the Company for cause or voluntarily resigned prior to the third (3rd) anniversary year of the grant date (the “Timing Condition”) and (ii) Mr. Mordell has successfully executed a CEO succession plan, which includes, without limitation (a) identification of successor CEO candidates; (b) vetting of potential CEO candidates; (c) negotiation and preparation of a CEO compensation package and (d) employment of a successor CEO (the “Performance Condition”). The Performance Condition may be waived by the Board of Directors in its sole discretion. If Mr. Mordell’s employment terminates due to death or disability following the grant date, he will have been deemed to satisfy all of the vesting conditions of this restricted stock grant. This restricted stock grant expires on June 20, 2031, whereupon Mr. Mordell will forfeit the restricted stock award if he has not satisfied the Performance Condition.

401(k) Plan. Our 401(k) Plan is designed to provide retirement benefits to all eligible employees. Our 401(k) Plan provides employees with the opportunity to save for retirement on a tax-favored basis. Our named executive officers, all of whom were eligible to participate in the 401(k) Plan in 2025, may elect to participate in the 401(k) Plan on the same basis as all other employees. The Company provides matching contributions of 50% on each employee’s contributions of up to 6% of the respective employee’s base salary. An employee must contribute to the 401(k) Plan to receive matching contributions and distributions from the 401(k) Plan are not permitted before age 59 1/2 except in the event of death, termination of employment or proven financial hardship.

Health and Welfare Benefits. Our named executive officers are eligible to participate in the same benefit plans designed for all of our eligible full-time and part-time employees, including medical, dental, vision, disability and basic group life insurance coverage.

Perquisites. We provide our named executive officers with a limited number of perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. Our Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers. Currently, we provided the reimbursement of certain medical benefits, the use of automobiles and limited payment for country club membership to our CEO, Mr. Mordell.

Stock-Based Compensation. The Company provides stock-based compensation to its executives in the form of restricted stock awards. Compensation cost is recognized for restricted stock awards based on the fair value of these awards at the date of grant. The market price of our common stock at the date of grant is used for the fair value of restricted stock awards. Compensation cost is recognized over the required service period, generally defined as the vesting period. For awards with graded vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award. Our accounting policy is to recognize forfeitures as they occur.

Timing of Equity Awards. The Company has adopted a policy regarding equity-based grant to ensure the integrity and efficiency of the Company’s award process. The policy also helps ensure that all equity grants are to be made during the trading window periods, consistent with the Company’s insider trading policy and minimize the risk of grant decisions being made while any employees or member of the Board is in possession of material nonpublic information. With certain exceptions and following our policy, the Company generally grants equity awards on a predetermined schedule. Annual grants of equity-based awards to existing officers, employees and consultants are usually made in the months of February and October on dates approved by the Board or the Compensation Committee (or authorized subcommittee thereof), unless the Board or the Compensation Committee (or the authorized subcommittee) directs that the awards be granted on a subsequent date. The Company does not grant stock options, stock appreciation rights, or similar equity awards with option-like features in anticipation of the release of material nonpublic information and does not grant such types of awards as part of its equity compensation program. Furthermore, the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Employment Agreements and Change in Control Agreements

The following provides a detailed description of the employment agreements and change in control agreements with each of our named executive officers.

Mark D. Mordell – Chairman of the Board, President and Chief Executive Officer

The Company and the Bank employ Mark D. Mordell as its Chief Executive Officer. He receives a base salary, an annual bonus payable at the discretion of the Board of Directors, and participation rights in the Bank and the Company’s cash and equity incentive plans. He also receives an auto allowance of $14,244 per year. Mr. Mordell’s base salary for fiscal year 2025 is $525,000. Mr. Mordell receives coverage under the Bank’s group medical, dental, life and disability insurance and other benefits paid or provided by the Bank to its employees generally. Mr. Mordell’s employment with the Bank may be terminated at any time, with or without cause.

In the event Mr. Mordell’s employment is terminated without “cause” (and except as described below in connection with a change in control), and subject to execution of a separation and release agreement, Mr. Mordell is entitled to receive a lump-sum cash severance payment equal to 150% of the sum of (x) Mr. Mordell’s annual base salary as then in effect and (y) the “target” bonus payable to Mr. Mordell in the year of his termination, plus an amount equal to eighteen (18x) times the monthly cost for continuation of health benefits under COBRA. In addition, Mr. Mordell is entitled to the same severance payment in the event his status as Chairman of the Board of the Company or the Bank is terminated by the Company or if he voluntarily resigns. Such severance payment is to be paid to Mr. Mordell within sixty (60) days of cessation of such status. The severance payment payable to Mr. Mordell may only be paid once. He is not entitled to two separate severance payments if he is terminated as both Chief Executive Officer and Chairman of the Board of the Company.

Pursuant to a Second Amended and Restated Change in Control Agreement Mr. Mordell entered into with the Company and the Bank effective on March 18, 2025, in the event Mr. Mordell is terminated without “cause” or Mr. Mordell resigns for “good reason” (each as defined in his Change in Control Agreement) within twelve (12) months prior to a change in control or within the eighteen (18) month period following a change in control, in addition to his accrued compensation, benefits and expenses, and subject to execution of a separation and release agreement, in lieu of the severance payment payable pursuant to Mr. Mordell’s employment agreement described above, he is entitled to receive the following additional compensation: (i) a lump sum cash payment equal to two and one half times (2.5x) the sum of (x) his annual base salary in effect as of the date of termination; and (y) the current “target” annual incentive bonus payable to Mr. Mordell; (ii) immediate vesting of any equity compensation and/or long-term cash incentive awards that are unvested as of the change in control date (with the exception of that certain grant of restricted stock for 53,763 shares of the Company’s common stock made as of June 19, 2024 as described in more detail above), and (iii) reimbursement of any COBRA payments made by Mr. Mordell for continuation of health care coverage during the eighteen (18) month period following the date of termination.

Patrick Oakes - Executive Vice President and Chief Financial Officer

The Company and the Bank employ Patrick Oakes as its Executive Vice President and Chief Financial Officer. Mr. Oakes receives a base salary, an annual bonus payable at the discretion of the Board of Directors, and participation rights in the Bank and Company’s cash and equity incentive plans. Mr. Oakes’ base salary for fiscal year 2025 is $365,925. Mr. Oakes also receives coverage under the Bank’s group medical, dental, life and disability insurance. He also receives other benefits paid or provided by the Bank to its employees generally.

Mr. Oakes’ employment may be terminated at any time, with or without cause. In the event Mr. Oakes’ employment with the Bank is terminated without cause (and except as described below in connection with a change in control), subject to execution of a separation and release agreement, Mr. Oakes is entitled to receive a cash severance payment equal to fifty percent (50%) of his annual base salary as then in effect and six times (6x) the monthly cost for continuation of health benefits under COBRA. Such severance payment is to be paid to Mr. Oakes within sixty (60) days of the termination date.

Pursuant to a Change in Control Agreement Mr. Oakes entered into with the Company and the Bank on March 30, 2023, in the event Mr. Oakes is terminated by the Bank for any reason other than for “cause,” dies or becomes disabled or resigns for “good reason,” (each as defined in his Change in Control Agreement) in each case within eighteen (18) months following a change in control, in addition to his accrued compensation, benefits and expenses, and subject to execution of a separation and release agreement, Mr. Oakes is entitled to receive the following additional compensation: (i) a lump sum cash payment equal to two times (2x) the sum of (x) his annual base salary in effect as of the date of termination; and (y) the current “target” annual incentive bonus payable to Mr. Oakes; (ii) immediate vesting of any equity compensation and/or long-term cash incentive awards that are unvested as of the change in control date and (iii) reimbursement of any COBRA payments made by Mr. Oakes for continuation of health care coverage during the eighteen (18) month period following the date of termination.

Gina Thoma-Peterson - Executive Vice President and Chief Operating Officer

The Company and the Bank employ Gina Thoma-Peterson as its Executive Vice President and Chief Operating Officer. Ms. Thoma-Peterson receives a base salary, an annual bonus payable at the discretion of the Board of Directors, and participation rights in the Bank and Company’s cash and equity incentive plans. Ms. Thoma-Peterson’s base salary for fiscal year 2025 is $333,638. Ms. Thoma-Peterson receives coverage under the Bank’s group medical, dental, life and disability insurance and also receives other benefits paid or provided by the Bank to its employees generally.

Ms. Thoma-Peterson’s employment with the Bank may be terminated at any time, with or without cause. In the event Ms. Thoma-Peterson’s employment with the Bank is terminated without cause (and except as described below in connection with a change in control), subject to execution of a separation and release agreement, Ms. Thoma-Peterson is entitled to receive a cash severance payment equal to fifty percent (50%) of her annual base salary as then in effect and six times (6x) the monthly cost for continuation of health benefits under COBRA. Such severance payment is to be paid to Ms. Thoma-Peterson within sixty (60) days of the termination date.

Pursuant to a Change in Control Agreement Ms. Thoma-Peterson entered into with the Company and the Bank on March 30, 2023, in the event Ms. Thoma-Peterson is terminated by the Bank for any reason other than for “cause,” dies or becomes disabled or resigns for “good reason” (each as defined in her Change in Control Agreement) in each case within eighteen (18) months following a change in control, in addition to her accrued compensation, benefits and expenses, and subject to execution of a separation and release agreement, Ms. Thoma-Peterson is entitled to receive the following additional compensation: (i) a lump sum cash payment equal to two times (2x) the sum of (x) her annual base salary in effect as of the date of termination; and (y) the current “target” annual incentive bonus payable to Ms. Thoma-Peterson; (ii) immediate vesting of any equity compensation and/or long-term cash incentive awards that are unvested as of the change in control date and (iii) reimbursement of any COBRA payments made by Ms. Thoma-Peterson for continuation of health care coverage during the eighteen (18) month period following the date of termination.

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding outstanding restricted stock awards held by our named executive officers as of December 31, 2025. There are no outstanding stock options held by any of our named executive officers as of December 31, 2025.

	Stock Awards
Name	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(2)
Mark D. Mordell	2,357	62,602			(4)
	3,610	95,882			(5)
	3,554	94,394			(6)
	3,590	95,350			(7)
	5,350	142,096			(8)
	1,000	26,560			(9)
	3,090	82,070			(10)
			53,763	1,427,945	(3)
Patrick T. Oakes	1,044	27,729			(4)
	2,460	65,338			(5)
	1,647	43,744			(6)
	2,440	64,806			(7)
	2,480	65,869			(8)
	1,000	26,560			(9)
	2,155	57,237			(10)
Gina Thoma-Peterson	950	25,232			(4)
	2,240	59,494			(5)
	1,507	40,026			(6)
	2,230	59,229			(7)
	2,260	60,026			(8)
	1,000	26,560			(9)
	1,965	52,190			(10)

(1)	Except where otherwise indicated, shares granted will vest on the third (3rd) year from date of grant provided the named executive officer remains employed with us as of the applicable vesting date.
(2)	The market value for our common stock is based on the last sales price of our common stock on December 31, 2025, on the Nasdaq Global Select Market, which was $26.56 per share.
(3)

53,763 shares of restricted common stock were granted to Mr. Mordell in June 2024. Such grants are not earned and will not vest until the satisfaction of both of the following conditions (i) continuous service through the third-year anniversary of the grant date and (ii) the successful execution of a CEO succession plan, including, without limitation, (a) identification of CEO candidates; (b) interview of potential CEO replacements; (c) negotiation and preparation of a CEO compensation package and (d) employment of a successor CEO. Such grant will expire on June 20, 2031, if the two conditions are not satisfied except that the board of directors may determine the satisfaction of the CEO succession condition as described under (ii). In the event of Mr. Mordell’s termination of employment due to death or disability, all of the foregoing shares shall vest immediately in full.

(4)	Granted pursuant to the 2022 Equity Incentive Plan and vested on February 24, 2026.
(5)	Granted pursuant to the 2022 Equity Incentive Plan and will vest on October 2, 2026.
(6)	Granted pursuant to the 2022 Equity Incentive Plan and will vest on February 23, 2027.
(7)	Granted pursuant to the 2022 Equity Incentive Plan and will vest on November 19, 2027.
(8)	Granted pursuant to the 2022 Equity Incentive Plan and will vest on February 14, 2028.
(9)	Granted pursuant to the 2022 Equity Incentive Plan and will vest on September 30, 2028.
(10)	Granted pursuant to the 2022 Equity Incentive Plan and will vest on October 24, 2028.

Equity Incentive Plans

2022 Equity Incentive Plan

In March 2022 and May 2022, respectively, our Board and our shareholders approved our 2022 Equity Incentive Plan, as amended (the “2022 Equity Plan”). In March 2025 and May 2025, our Board and our shareholders, respectively, approved an amendment to increase the number of shares available for grant under the 2022 Equity Plan. The 2022 Equity Plan currently reserves an aggregate of 1,100,000 shares of our common stock of which, as of the date of this Proxy Statement, 519,455 shares remain available for future grant. The 2022 Equity Plan does not contain an “evergreen” provision pursuant to which shares authorized for issuance may be automatically replenished.

The 2022 Equity Plan provides for the grant of stock options; stock appreciation rights, or SARs; performance awards; restricted stock; restricted stock units, or RSUs; and other stock-based awards that the Compensation Committee determines are consistent with the purpose of the 2022 Equity Plan and the interests of the Company. Awards may be granted to our executives and other key employees, directors, and other service providers, and are designed to align the interests of the 2022 Equity Plan’s participants with the interests of our shareholders. The following summary of the 2022 Equity Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2022 Equity Plan which is included as an exhibit to our Annual Report on Form 10-K filed with the SEC on March 18, 2026.

Administration. The 2022 Equity Plan is administered by our Board of Directors and our Personnel and Compensation Committee (the “Compensation Committee”), which is comprised of independent directors, subject to its right to delegate certain authority. Among other powers, the Compensation Committee has the authority to grant awards; determine eligible participants; determine the types of awards to be granted to each participant and designate the number of shares and all terms and conditions of the awards; establish, adopt or revise any rules and policies as it may deem advisable to administer the 2022 Equity Plan; and make all other decisions and determinations that may be required under the 2022 Equity Plan.

Types of Awards. The 2022 Equity Plan provides the Compensation Committee with the authority to grant a variety of types of equity awards, which include incentive stock options, non-statutory stock options, stock appreciation rights (SARs), restricted stock, restricted stock units (RSUs), performance shares, performance units and other stock-based awards, briefly summarized as follows:

●

Restricted Stock and Restricted Stock Units. Restricted stock awards are shares of our Common Stock that vest in accordance with terms and conditions established by the Compensation Committee. Restricted stock units provide for the issuance of shares of our Common Stock at a later date or event or immediately upon vesting in accordance with terms and conditions established by the Compensation Committee. Shares of restricted stock and RSUs that do not satisfy vesting conditions are subject to forfeiture. In either case, the vesting conditions may be based on continued employment (or other service) with us and our affiliates and/or achievement of performance goals. Unless otherwise provided in the applicable award agreement, a participant granted restricted stock will have the rights of a shareholder for the Common Stock subject to restrictions, including voting and dividend rights (provided that such dividends will be paid only upon vesting of the shares), but not the right to sell or transfer the shares. A participant granted RSUs does not have shareholder rights until shares are issued, if at all, but may be granted dividend equivalent rights with respect to shares that vest and ultimately are issued prior to issuance of shares.

●

Incentive Stock Options or Non-statutory Stock Options. Options entitle the participant to purchase shares of our Common Stock over time for an exercise price fixed on the date of the grant. The exercise price may not be less than 100% of the fair market value of our Common Stock on the date of the grant. The exercise price may be paid in cash, by the transfer of shares of our Common Stock meeting certain criteria, by the sale through a broker of a portion of the shares acquired upon exercise, by applying the value of a portion of the shares acquired upon exercise and issuing only the net balance of the shares, or by a combination of these methods. A participant has no rights as a shareholder with respect to any shares covered by an option until the option vests and is exercised by the participant and shares are issued by us. There is no limit on the number of incentive stock options that may be granted from the shares reserved for Awards under the Plan.

●

Stock Appreciation Rights. SARs entitle the participant to receive the appreciation in the fair market value of our Common Stock between the date of grant and the exercise date either in cash or in the form of shares of our Common Stock. For cash-settled SARs, the participant will have no rights as a shareholder. For stock-settled SARs, the participant will have no rights as a shareholder with respect to any shares covered by the SAR until the award vests and is exercised by the participant and we issue the shares.

●

Performance Shares and Performance Units. A performance share is a hypothetical share with an initial value equal to the fair market value of a share of Common Stock as of the date of grant which entitles the recipient to a payout equal to the value of the number of performance shares earned by the recipient over a specified performance period, determined by the extent to which the recipient or the Company achieves certain performance goals. A performance unit is a unit of value with an initial value as of the date of grant established by the Compensation Committee that entitles the recipient to a payout equal to the value of the number of performance units earned by the recipient over a specified performance period, determined by the extent to which the recipient achieves certain performance goals. The Compensation Committee at its discretion determines the number and value of performance shares or performance units granted to a participant, term of the performance period, applicable performance goals, any applicable purchase rights, rights to dividend equivalents during the performance period, form of payment, and other terms and conditions, including any holding requirements on the shares received pursuant to such Award.

●

Other Stock-Based Awards. Other stock-based awards permitted under the 2022 Equity Plan include awards that may be settled in cash or in shares of our Common Stock and are valued in whole or in part by reference to shares of our Common Stock.

Eligibility. All of our employees (including officers), directors and consultants are eligible to participate in the 2022 Equity Plan. All participants may receive all types of awards under the 2022 Equity Plan, except that incentive stock options may be granted only to employees (including officers and directors who are also employees). The Compensation Committee determines which persons eligible to participate will receive awards and the terms of their individual awards.

Maximum Shares Reserved. The maximum number of shares of our Common Stock available for issuance under the 2022 Equity Plan is 1,100,000 shares. This is also the maximum number of shares that may be issued pursuant to incentive stock options under the 2022 Equity Plan. On March 18, 2025 and May 20, 2025, respectively, our Board and our shareholders approved an amendment to increase the authorized shares of common stock available for issuance under the 2022 Equity Plan to 1,100,000. As of the date of this Proxy Statement, 519,455 shares remain available for future issuance under the 2022 Equity Plan.

The following additional rules apply for counting shares against the maximum share limit under the 2022 Equity Plan:

●

Shares of stock underlying any awards that are forfeited, canceled or otherwise terminated (other than by exercise) and shares that are forfeited or repurchased by the Company for an amount not greater than the participant’s exercise or purchase price will be added back to the shares of stock available for issuance under the 2022 Equity Plan.

●

Shares tendered or held back upon exercise of an option or settlement of a stock appreciation right to cover the exercise price or tax withholding will count against the limit and will not be available for future issuance under the 2022 Equity Plan.

●

Shares tendered or held back upon the vesting or settlement of any restricted stock, RSUs, performance shares and other full value stock-based awards to cover tax withholding will not be added back to the shares available for grant under the 2022 Equity Plan.

●	Upon exercise of stock appreciation rights, the gross number of shares exercised will be deducted from the total number of shares remaining available for issuance under the 2022 Equity Plan.

●

Upon exercise of any award settled in cash, the number of shares upon which the cash payment is based will be deducted from the total number of shares remaining available for issuance under the 2022 Equity Plan.

Non-Employee Director Compensation Limit. In order to provide a meaningful and specific limit on the compensation that may be provided to non-employee directors under the 2022 Equity Plan, the maximum aggregate value of awards granted under the 2022 Equity Plan and cash compensation payable to any non-employee director in any one calendar year may not exceed $150,000 (other than for extraordinary services), as determined for our financial accounting purposes as of the date of grant.

Terms of Awards. The Compensation Committee will determine the types of awards to be granted from among those provided under the 2022 Equity Plan and the terms of such awards, including the number of shares of our Common Stock or other securities underlying the awards; restrictions and vesting requirements, which may be time-based vesting or vesting upon satisfaction of performance goals and/or other conditions; the exercise price for options and SARs, which may not be less than 100% of the fair market value of a share on the grant date; and, where applicable, the expiration date of awards, which for options and SARs may not be more than 10 years after the grant date.

Performance-Based Awards. Vesting and/or exercise of awards under the 2022 Equity Plan may be made subject to the satisfaction of financial criteria or other objective performance measures, which are to be determined by the Compensation Committee at the time of grant of an award. As established by the Compensation Committee, these performance criteria may be measured either in absolute terms or compared to results of a peer group and may be measured at a business unit level or other Company-specific basis specified by the Compensation Committee. Achievement of any such performance goal shall be measured over performance periods determined by the Compensation Committee.

No Repricing. Without the prior approval of our shareholders, options and SARs granted under the 2022 Equity Plan may not be repriced, replaced, regranted or amended to reduce the exercise price, and any options and SARs with exercise prices greater than current fair market value may not be canceled in exchange for cash or any other award under the 2022 Equity Plan.

Transferability of Awards. Awards under the 2022 Equity Plan generally are not transferable by the participant other than by will or the laws of descent and distribution and are generally exercisable, during the participant’s lifetime, only by the participant. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the participant or the participant’s estate or legal representative or guardian. However, an award other than incentive stock options may be transferred to a revocable trust for the benefit of the participant.

Adjustments and Substitute Awards. The share limits and the number and kind of shares available under the 2022 Equity Plan, and the shares subject to any outstanding awards, as well as the exercise or purchase prices of such awards, are subject to adjustment in the event of certain reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off, combination or other similar change in our capital stock or the number or kind of shares outstanding.

In the event we acquire another entity, the 2022 Equity Plan provides for the issuance of substitute equity awards for existing equity compensation of the acquired company, which do not count against the 2022 Equity Plan’s share limits.

Change in Control. If the Company undergoes a change in control, which includes certain corporate transactions such as a merger, reorganization or consolidation resulting in a change in majority ownership, a sale of substantially all of our assets, or a sale of more than 50% of our stock, then awards outstanding under the 2022 Equity Plan may be assumed, substituted or otherwise continued or may be cashed out or exchanged for other property based upon the fair market value of our Common Stock of the consideration paid per share in the change in control. Awards that are not assumed, substituted, or otherwise continued upon such an event will terminate if not exercised. Vesting and exercisability of awards outstanding upon a change in control may be accelerated if either the participant’s employment is terminated without cause or for good reason or the acquirer fails to assume, continue or substitute for such awards.

Clawback of Awards. Awards granted to an executive officer under the 2022 Equity Plan will be subject to recovery or clawback to the extent that recovery or repayment of the award is required by applicable law, including under circumstances that the financial results used to determine the amount of that award are materially inaccurate. In addition, awards will adhere to applicable laws relating to excessive compensation, golden parachute payment and risk management, and may be subject to regulatory approval.

Amendment and Termination. The Board or the Compensation Committee may amend or terminate the 2022 Equity Plan at any time, provided that any such amendment or termination may not adversely affect any awards then outstanding without the participant’s consent. Shareholder approval is required for any amendment that would increase the number of shares of Common Stock available for awards under the 2022 Equity Plan, that would alter or delete the shareholder approval requirement for repricing options and SARs, and for which shareholder approval is required by any applicable law, regulation or stock exchange rule. Unless terminated earlier by the Board, the Plan will terminate on March 15, 2032.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2025 regarding securities issued and remaining to be issued under our equity compensation plans that were in effect during the year 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($/per share) (b) (2)	Number of Securities Remaining Available under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity compensation plans approved by security holders	—	—	574,350
Equity compensation plans not approved by security holders	—	—	—
Total	—	$—	574,350

(1)	Amount which may be issued does not include 361,959 shares of unvested, outstanding time-based restricted stock awards.
(2)	Reflects the weighted average exercise price of outstanding options (none); excludes restricted stock.

Clawback Policy

Our board of directors has adopted an incentive compensation clawback policy that may be applied in the event of a material financial restatement that complies with the listing standards of NASDAQ. The clawback policy covers current and former executive officers and includes all incentive compensation. Specifically, in the event of an accounting restatement, the Company must recover, reasonably promptly, any excess incentive compensation received during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement. Compensation that may be recoverable under the policy includes cash or equity-based compensation for which the grant, payment or vesting is or was based wholly or in part on the attainment of a financial reporting measure. The amount to be recovered will be the excess of the incentive compensation paid based on the erroneous data over the incentive compensation that would have been paid had it been based on the restated results.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions by us or the Bank with related parties are subject to formal written policies that are designed to ensure compliance with regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act, which govern certain transactions between the Bank and its affiliates, and Regulation O, which governs certain extensions of credit by the Bank to directors, executive officers, principal shareholders and their related interests. Any related party transactions, other than loans, must be approved by our Audit Committee.

In addition, we have a written policy governing the approval of related party transactions other than the Bank’s policy governing loans to directors, officers and principal shareholders for compliance with Regulation O and the Bank’s policy governing intercompany transactions for compliance with Sections 23A and 23B of the Federal Reserve Act. Related party transactions subject to the policy are referred to the Audit Committee for approval. In determining whether to approve a related party transaction, the Audit Committee will consider, among other factors, the fairness of the proposed transaction, the direct or indirect nature of the related party’s interest in the transaction, the appearance of an improper conflict of interests for any director or executive officer taking into account the size of the transaction and the financial position of the related party, the ongoing nature of the any proposed relationship with the related party and any other factors the Audit Committee deems relevant. Even in situations where a transaction is permissible under the related party transaction policy, the proposed transaction will be separately evaluated by the Company’s Chief Financial Officer and General Counsel to confirm the proposed related party transaction does not compromise the independence of any of the Company’s directors for purposes of applicable bank regulation, securities laws or listing rules of NASDAQ.

The following is a description of each transaction since January 1, 2023 in which:

●	we have been or are to be a participant;
●	the amount involved exceeds or will exceed $120,000; and
●

any of our directors, executive officers or beneficial holders of greater than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Ordinary Course of Business

Certain of our officers, directors and principal shareholders, as well as their immediate family members and affiliates, may be customers of, or have or have had transactions with, the Bank, us or our affiliates in the ordinary course of business. These transactions include deposits, loans and other financial services related transactions. Related party transactions are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to us, and do not involve more than normal risk of collectability or present other features unfavorable to us.

Purchase from our IPO Directed Share Program

At our request, in our initial public offering in August 2025, the underwriters reserved up to 5% of our common stock offered for sale, at the initial public offering price of $23 per share, to our directors, officers, principal shareholders, employees, business associates, and related persons who have expressed an interest in purchasing our common stock in the initial public offering. We offered these shares to the extent permitted under applicable regulations in the United States through a Directed Share Program. Mr. Bryan Polster, one of our directors, purchased 50,000 shares of our common stock at the initial public offering price of $23 per share from the Directed Share Program. No purchases by any other director or executive officer pursuant to the Directed Share Program exceeded $120,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our shares as of the Record Date by:

●	each named executive officer;

●	each of our directors, who are also our nominees;

●	our directors and executive officers as a group; and

●	each person or entity known by us to own beneficially more than 5% of our Common Stock.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days of the Record Date, March 27, 2026. For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to equity awards that are exercisable within 60 days of March 27, 2026 are included as outstanding and beneficially owned for that person or group but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each beneficial owner identified in the table possesses sole voting and investment power over all our common stock shown as beneficially owned by the beneficial owner.

The calculation of percentage of beneficial ownership is based 10,955,167 shares of common stock outstanding as of the Record Date, and includes, with respect to each such shareholder, unvested shares of restricted common stock to which such shareholder has voting rights.

Unless otherwise indicated in the table below, the address for each beneficial owner is c/o Avidbank Holdings, Inc., 1732 North First Street, 6th Floor, San Jose, California 95112.

	Shares Beneficially Owned (#)	Unvested Restricted Stock (#)	Total Shares (#)	Percent Shares Owned including Unvested Restricted Stock (%) (1)
Current Directors and Nominees
Mark D. Mordell	160,265	76,122	236,387	2.16%
Kristofer W. Biorn (2)	61,015	1,500	62,515	*
James F. Deutsch (3)	1,052,418	1,500	1,053,918	9.62%
Diane J. Flynn	10,645	1,500	12,145	*
Keith F. Jensen	—	—	—	*
Linda R. Morris	1,000	1,500	2,500	*
Bryan C. Polster (4)	253,908	1,500	255,408	2.33%
Michael F. Rosinus	15,180	1,500	16,680	*
Robert H. Scott	9,199	4,500	13,699	*
Marc J. Verissimo	16,444	1,500	17,944	*
Named Executive Officers
Patrick T. Oakes	25,435	13,253	38,688	*
Gina Thoma-Peterson	23,271	12,176	35,447	*
All directors and executive officers of the Company as a group (16 persons total)	1,657,931	161,957	1,819,888	16.61%

Over 5% Shareholders
1st & Main Growth Partners and affiliated entities (5)	596,430	—	596,430	5.44%
AllianceBernstein L.P. and affiliated entities (6)	873,227	—	873,227	7.97%
Endeavour Capital Advisors Inc. and affiliated entities (7)	697,886	—	697,886	6.37%
Fourthstone LLC and affiliated entities (8)	1,091,019	—	1,091,019	9.96%
Patriot Financial Partners IV, L.P. and affiliated entities (9)	1,050,918	—	1,050,918	9.59%

*	Less than 1%.

(1)

Calculated based on 10,955,167 shares outstanding as of March 27, 2026 (the “Record Date”) and includes unvested shares of restricted common stock granted to such shareholder under our equity incentive plans which such shareholder has voting rights and is accordingly considered to beneficially own. Except as otherwise noted below and except for application of community property laws, each person has sole voting and investment power with respect to the shares listed.

(2)

Consists of 61,015 shares of common stock and 1,500 unvested shares of restricted common stock. 26,033 shares of common stock are owned of record by the Crist Biorn Shepherd & Roskoph 401(k) Profit Sharing Plan FBO Kristofer Biorn. Mr. Biorn has sole voting and investment discretion with respect to shares held under the 401(k) plan. 34,982 shares of common stock are owned of record by the Biorn Family Trust. Mr. Biorn and Paige Biorn are trustees of the Biorn Family Trust and may be deemed to have shared voting and investment discretion with respect to such shares of common stock held by the trust.

(3)	Consists of an aggregate of 1,053,918 shares of common stock (including the 1,500 shares of unvested restricted stock awards granted to Mr. Deutsch) respectively held by Mr. Deutsch and Patriot Financial Partners IV, L.P. and Patriot Financial Partners Parallel IV, L.P. (collectively, the “Patriot IV Funds”) as further described in footnote (18) below. Mr. Deutsch shares voting and investment power of the shares of common stock held by Patriot IV Funds. Mr. Deutsch disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(4)

Consists of 253,908 shares of common stock and 1,500 shares of unvested restricted common stock. 1,300 shares of common stock are owned of record by Ms. Anne Yamamoto, Mr. Polster’s spouse. Mr. Polster may be deemed to have shared voting and investment discretion with respect to such shares. 190,644 shares of common stock are owned of record by the Polster/Yamamoto 2001 Living Trust dated 2/8/2001. Bryan Polster and Anne Yamamoto are trustees of the Polster/Yamamoto 2001 Living Trust dated 2/8/2001 and may be deemed to have shared voting and investment discretion with respect to such shares of common stock held by the Polster/Yamamoto 2001 Living Trust dated 2/8/2001.

(5)	Based on a Schedule 13G filed by The Banc Funds Company, L.L.C. d/b/a 1st and Main Growth Partners and its related entities with the SEC on February 13, 2026, Banc Fund X L.P. (“BF X”) reported sole voting and sole dispositive power with respect to 596,430 shares of common stock and no shared voting or dispositive power. Banc Fund IX L.P. (“BF IX”), TBFC Financial Technologies Fund L.P. and The Banc Funds Company, L.L.C., (“TBFC”) reported having no sole or shared voting power or dispositive power over any shares of common stock. The general partner of BF IX is MidBan IX L.P. (“MidBan IX”). The general partner of BF X is MidBan X L.P. (“MidBan X”). The general partner of MidBan IX and MidBan X is TBFC, which is a 1st & Main Growth Partners Company. TBFC is an Illinois company whose principal shareholder is Charles J. Moore. Mr. Moore has been the manager of BF IX and BF X, since their respective inceptions. As such, MidBan and Mr. Moore may be deemed to have shared voting and investment discretion with respect to shares of common stock held by BF X, respectively. Mr. Moore disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address for 1st & Main Growth Partners Company is 150 S. Wacker Drive, Suite 2725, Chicago, IL 60606-3105.

(6)	As of December 31, 2025, we believe 873,227 shares of common stock are registered in the name of AllianceBernstein L.P. AllianceBernstein L.P. is a majority owned subsidiary of Equitable Holdings, Inc. (“EQH”) and Mr. Michael Howard is the Chief Investment Officer to AllianceBernstein L.P. By virtue of these relationships, EQH and Mr. Howard may be deemed to have shared voting and investment discretion with respect to the shares. EQH and Mr. Howard disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address of AllianceBernstein L.P. is 501 Commerce Street, Nashville, TN 37203.

(7)	Based on a Schedule 13G filed by Endeavour Capital Advisors Inc. and its related entities with the SEC on November 12, 2025, Endeavour Capital Advisors Inc., Laurence M. Austin, Mitchell J. Katz and Jonah Marcus reported shared voting and shared dispositive power with respect to 697,886 shares of common stock and no sole voting or dispositive power with respect to such shares. Messrs. Austin, Katz and Marcus disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address for Endeavour Capital Advisors Inc. is 410 Greenwich Avenue, Greenwich, CT 06830.

(8)	As of December 31, 2025, 817,245 shares of common stock are registered in the name of Fourthstone Master Opportunity Fund Ltd., 214,300 shares of common stock are registered in the name of Fourthstone QP Opportunity Fund LP and 59,474 shares of common stock are registered in the name of Fourthstone Small-Cap Financials Fund LP. All 1,091,019 shares of common stock are beneficially owned by Fourthstone LLC, the fund manager and investment adviser for all aforementioned Fourstone funds. In addition, Fourthstone GP LLC (“Fourthstone GP”) is the general partner of Fourthstone QP Opportunity Fund LP and Fourthstone Small-Cap Financials Fund LP and Mr. L. Phillip Stone, IV serves as the managing member of Fourthstone LLC and Fourthstone GP. As such, Fourthstone LLC, Fourthstone GP and Mr. Stone may be deemed to have shared voting and investment discretion with respect to shares of common stock held by the respective Fourthstone funds. Mr. Stone disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address for Fourthstone LLC is 575 Maryville Centre Drive, Suite 110, St. Louis, MO 63141.

(9)	The Patriot IV Funds are controlled by W. Kirk Wycoff and James F. Deutsch. In addition, because (i) Messrs. Wycoff and Deutsch serve as general partners of the Patriot IV Funds and Patriot Financial Partners GP IV, L.P. (“Patriot GP IV LP”) and as members of Patriot Financial Partners GP IV LLC (“Patriot GP IV LLC”), (ii) Patriot GP IV LLC serves as general partner of Patriot GP IV LP and (iii) Patriot GP IV LP serves as general partner of the Patriot IV Funds. Messrs. Wycoff and Deutsch, Patriot GP IV LLC and Patriot GP IV LP may be deemed to have shared voting and investment discretion with respect to shares of common stock held by Patriot IV Funds. Messrs. Wycoff and Deutsch disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address of the Patriot IV Funds is Four Radnor Corporate Center, Suite 210 Radnor, PA 19087.

SHAREHOLDER PROPOSALS

Shareholders wishing to include proposals in the proxy materials in relation to our 2027 Annual Meeting of Shareholders must submit the same in writing, by mail, first-class postage pre-paid, to the Company’s Secretary, which must be received at our executive office on or before December 8, 2026 (unless the date of next year’s annual meeting is changed by more than 30 days from the anniversary date of this year’s meeting, in which case the deadline will be a reasonable period of time prior to the date we begin to print and send our proxy materials for the annual meeting). Our Board will review any shareholder proposals that are filed as required and, with the assistance of our Chief Financial Officer, will determine whether such proposals meet the criteria prescribed by Rule 14a-8 under the Exchange Act for inclusion in our 2027 proxy solicitation materials or consideration at the 2027 Annual Meeting. If the shareholder does not also comply with the requirements of Rule 14a-4(c) under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such shareholder proposal or nomination.

To be eligible for consideration at the 2027 annual meeting of shareholders, any proposal that is a proper subject for consideration which has not been submitted by the deadline for inclusion in the proxy statement (as set forth above) and any nomination for director must comply with the procedures specified in our Bylaws and applicable California and federal law. These procedures require, among other things, that any proposal or nomination be received by the Corporate Secretary not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day in advance of the one-year anniversary of the previous year’s annual meeting of shareholders (provided, however, that in the event the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) prior to such annual meeting or the tenth (10th) day on which public announcement of the date of such meeting is first made). For the 2027 annual meeting of shareholders, a proposal or nomination must be received between January 19, 2027 and February 18, 2027. Any shareholder considering submitting a nominee or proposal for action at our 2027 annual meeting of shareholders is directed to the Company’s Bylaws, which contain additional requirements as to submission of nominations for directors or proposals for shareholder action. Copies of the Bylaws are available with the Company's filings with the Securities and Exchange Commission at www.sec.gov and may be obtained upon request to the Company’s Corporate Secretary. Shareholder proposals or nominations must include the specified information concerning the shareholder and the nominee as described in our Bylaws. The Company will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements for submitting a proposal or nomination.

Universal Proxy

In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 20, 2027.

Mailing Instructions

All submissions to, proposals or requests should be delivered to Avidbank Holdings, Inc., Attention: Corporate Secretary at 1732 N. First Street, 6th Floor, San Jose, CA 95112.

OTHER MATTERS

Our Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters set forth in the Notice of Annual Meeting of Shareholders and matters incident to the conduct of the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto as directed by our Board of Directors, or if no direction is given by our Board of Directors, in accordance with their best judgment.

INCORPORATION BY REFERENCE

Only the following sections of this proxy statement shall be deemed incorporated by reference into our 2025 Annual Report on Form 10-K in response to Part III, Items 10, 11, 12, 13 and 14 thereof:  Proposal One — Election of Directors; Proposal Two — Ratification of Appointment of Independent Registered Public Accounting Firm; Information Concerning our Board of Directors and Executive Officers; Executive Compensation; Certain Relationships and Related Party Transactions; and Security Ownership of Certain Beneficial Owners and Management.

To the extent that this proxy statement is incorporated by reference into any other filing by the Company under either the Securities Act of 1933, as amended, or the Exchange Act, the section of this proxy statement titled “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated into any such filing, unless specifically provided otherwise in such filing.

ADDITIONAL INFORMATION

A copy of our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC (the “Annual Report”), is available on our website (https://ir.avidbank.com/financials/sec-filings/default.aspx). We will provide copies of any exhibits to the Annual Report without charge upon written request. Requests should be directed to Avidbank Holdings, Inc., Attention: Corporate Secretary at 1732 N. First Street, 6th Floor, San Jose, CA 95112. The Annual Report and the exhibits thereto also are available free of charge from the SEC’s website (http:// www.sec.gov.). The Annual Report is not to be considered as proxy solicitation material.

By Order of the Board of Directors

/s/ Victor DeMarco
Victor DeMarco
Date: April 7, 2026	Executive Vice President, Chief Legal Officer, Head of Advisory Services and Corporate Secretary

ANNUAL MEETING OF SHAREHOLDERS OF

AVIDBANK HOLDINGS, INC.

May 19, 2026

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement, proxy card and Annual Report on Form 10-K are available at www.astproxyportal.com/ast/19956

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

21030000000000000000 0 051926

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN THE ELECTION OF DIRECTORS, AND "FOR" RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS OF THE COMPANY

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Mark D. Mordell
- ○ Kristofer W. Biorn
- ○ James F. Deutsch
- ○ Diane J. Flynn
- ○ Keith F. Jensen
- ○ Linda R. Morris
- ○ Bryan C. Polster
- ○ Michael F. Rosinus
- ○ Robert H. Scott
- ○ Marc J. Verissimo

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Note: Your proxies will vote as directed when the undersigned shareholder properly execute the proxy. If no instructions are specified, your proxies will vote "FOR ALL NOMINEES" in Proposal 1 and "FOR" Proposal 2. If any other business is presented at the Annual Meeting, your proxies are authorized to vote on your behalf as directed by our Board of Directors, or if no direction is given by our Board of Directors, your proxies will vote your shares using their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

AVIDBANK HOLDINGS, INC.

REVOCABLE PROXY

2026 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby nominates and appoints Mark D. Mordell and Patrick T. Oakes, and each of them, as attorneys, agents and proxies of the undersigned, with full power of substitution to each, and hereby authorizes each of them to represent and to vote, as designated below, all of the shares of the common stock of Avidbank Holdings, Inc. held of record by the undersigned as of March 27, 2026, at the Annual Meeting of Shareholders to be held on May 19, 2026, or at any postponement or adjournment thereof. The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revokes any and all proxies given before to vote at the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement which accompanies the notice.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN PROPOSAL 1 AND "FOR" THE RATIFICATION OF APPOINTMENT OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 2. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY OUR BOARD OF DIRECTORS, OR IF NO DIRECTION IS GIVEN BY OUR BOARD OF DIRECTORS, THIS PROXY WILL BE VOTED IN THE DISCRETION AND BEST JUDGMENT OF THE PROXIES. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

(Continued and to be signed on the reverse side)

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